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UTZ BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT

March 23, 2022 DEAR FELLOW STOCKHOLDERS,

I am pleased to invite you to attend our 2022 Annual Meeting of Stockholders to be held on Thursday, May 5, 2022, at 9:00 a.m. Eastern Time in a virtual meeting format.

In 2021, we faced a dynamic environment marked by unprecedented challenges and disruption, and we worked hard to keep pace with the robust demand for our advantaged snacking portfolio. Given this backdrop, we made decisions throughout the year to prioritize the needs of our customers and our loyal consumers while absorbing higher costs to sell our snacks. These decisions impacted our profits but were right for the health of our growing company. Equally important, as we rallied to keep up with demand, we continued to implement safety protocols and communications to prioritize the safety of our Utz associates.

While we fell short of our earnings target in fiscal year 2021, as we managed unprecedented inflation and supply disruptions, we continued to execute against our previously announced Value Creation Strategies:

∎	Reduce Costs and Enhance Margins

∎	Reinvest to Accelerate Revenue Growth

∎	Continue Strategic Acquisitions

A few highlights of 2021 include:

∎	Realized significant progress in our productivity programs to build a more efficient operating platform for our brands, while also minimizing discretionary spending.
∎	Took significant pricing actions, as seen in our building net price realization improvements, to offset high inflation.

∎	Delivered IRI retail sales two-year CAGR of +8.3% and became the third largest branded Salty Snacks platform in the U.S. while driving two-year share gains across key sub-categories, channels, and geographies.

∎	Increased investments in logistics and manufacturing infrastructure to support geographic expansion and new customer wins as we thoughtfully position our Company for sustainable and profitable long-term growth for years to come.

∎	Closed three additional value-enhancing acquisitions in Vitner’s, Festida Foods and R.W. Garcia and continued to deliver on our expected revenue and cost synergies for our 2020 and 2021 acquisitions.

All of the actions taken by our team have established a strong foundation for capitalizing on the growth opportunities ahead. On behalf of our Utz Board of Directors and leadership team, we thank you for being a stockholder of Utz. Your vote is important.

Sincerely,

Dylan Lissette

Chief Executive Officer

Utz Brands, Inc.

THIS PROXY STATEMENT IS DATED MARCH 23, 2022

AND IS BEING MAILED WITH THE FORM OF PROXY ON OR SHORTLY AFTER MARCH 23, 2022.

2022 PROXY STATEMENT 1

UTZ BRANDS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 5, 2022	Hanover, Pennsylvania March 23, 2022

Notice is hereby given that the Annual Meeting of Stockholders of Utz Brands, Inc., a Delaware corporation, will be held virtually on Thursday, May 5, 2022, at 9:00 a.m., Eastern Time. The meeting can be accessed by registering at register.proxypush.com/utz. Those who register will be provided a meeting link approximately one hour before the meeting start time. Through that link, you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend. Stockholders may only participate by following the registration procedure outlined above. We believe that a virtual Annual Meeting provides greater access to those who want to attend, and therefore we have chosen this format over an in-person meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.

To elect four directors to serve as the Class II directors on the Company’s Board of Directors (the “Board”) until the 2025 Annual Meeting of stockholders or until their successors are elected and qualified;

2.	To vote on a non-binding, advisory resolution to approve executive compensation;

3.	To vote on a non-binding, advisory proposal on the frequency of holding future votes regarding executive compensation;

4.	To ratify the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 1, 2023; and

5.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class II directors (Proposal No. 1), “FOR” approval of the non-binding, advisory resolution to approve executive compensation (Proposal No. 2 ), for the option of every “1 YEAR” on the non-binding, advisory proposal on the frequency of holding future non-binding votes to approve executive compensation of every year (Proposal No. 3 ) and “FOR” ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 1, 2023 (Proposal No. 4).

Our Board of Directors has fixed the close of business on March 14, 2022 as the record date for determining the stockholders entitled to notice of the annual meeting. Only stockholders of record as of such record date are entitled to vote at the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours. Please request access by contacting me at tshea@utzsnacks.com or 312.933.9348. In addition, the list will be available to any stockholder for examination online during the Annual Meeting.

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on May 5, 2022. Stockholders will be able to join the meeting portal upon receipt of the meeting link, but the webcast will not open until 8:45 a.m.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy card or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy card or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to access the Annual Meeting, submit your proxy or voting instructions, please refer to “Questions and Answers About Our Annual Meeting — How Do I Vote?” beginning on page 61 of the attached Proxy Statement.

By Order of the Board of Directors,

Theresa R. Shea

Executive Vice President,

General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2022: THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE FOR VIEWING AND DOWNLOADING AT WWW.PROXYDOCS.COM/UTZ

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PROXY SUMMARY  ∎  2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

We are furnishing this Proxy Statement on behalf of the Board of Directors of Utz Brands, Inc., a Delaware corporation, for use at our 2022 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 9:00 a.m., Eastern Time, on Thursday, May 5, 2022.

2022 Annual Meeting of Stockholders

DATE AND TIME May 5, 2022, 9:00 a.m., Eastern Daylight Time	PLACE Virtual Annual Meeting: Register in advance at register.proxypush.com/utz Meeting details will be sent to you 1 hour before the meeting begins	RECORD DATE March 14, 2022	VOTING Holders of shares of our Class A Common Stock and Class V Common Stock are entitled to vote together as a single class on all matters. Each share is entitled to one vote.

Meeting Agenda and Voting Matters

ITEM	PROPOSALS	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of four Class II Directors	FOR all the nominees	10-54
2	Non-binding, advisory vote to approve executive compensation	FOR	55
3	Non-binding, advisory vote on the frequency of holding future votes regarding executive compensation	FOR 1 YEAR	56
4	Ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 1, 2023	FOR	57-58

2022 PROXY STATEMENT 3

PROXY SUMMARY  ∎  BOARD MEMBERS

Board Members

As of March 14, 2022, the record date for the Annual Meeting, our Board of Directors consisted of the following members:

NAME, AGE AND CLASS	TERM EXPIRATION	DIRECTOR SINCE[1]	PRIMARY OCCUPATION	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

John Altmeyer* 63 I	2024	2020	Executive Chairman, GAF Materials LLC			Chair

Timothy Brown 59 III	2023	2020	Founder and CEO, Sageworth

Christina Choi* 44 III	2023	2020	Senior Vice President, Marketing, Diageo

Roger Deromedi* 68 III	2023	2018	Chairman, Utz Brands, Inc.

Antonio Fernandez* 62 II	2022	2018	President, AFF Advisors, LLC

Jason Giordano* 43 I	2024	2018	Senior Managing Director, CC Capital Partners, LLC		Chair

B. John Lindeman* 52 I	2024	2020	Chief Financial Officer, Hydofarm Holdings Group, Inc.

Dylan Lissette 50 III	2023	2020	Chief Executive Officer, Utz Brands, Inc.

Michael W. Rice 79 II	2022	2020	Chairman Emeritus, Utz Brands, Inc.

Craig Steeneck* 64 II	2022	2018	Director, FreshPet, Inc., Hostess Brands, Inc. and Utz Brands, Inc.	Chair

Pamela Stewart* 46 II	2022	2022	President, West Zone Operations, North America Operating Unit of The Coca-Cola Company

*Denotes Independent Directors.

1Date refers to appointment as a director of Collier Creek Holdings prior to the Business Combination (as defined below) and Utz Brands, Inc. following the Business Combination.

Our Directors’ Experience, Independence and Diversity

BLEND OF EXPERIENCE AND QUALIFICATIONS	Executive Leadership Including service as a chief executive officer and other senior executive level positions	Consumer Packaged Goods Including similar companies that manufacture and distribute packaged goods	Public Company Expertise U.S. public company experience within and outside the food industry	Expertise in Technology Including internet, retail, social media, and ERP experience

	Financial Acumen Including financial reporting and risk management	Marketing Including sales, brand management and corporate strategy experience	Operations Including manufacturing and supply chain experience	ESG/Competencies Including diversity and sustainability expertise

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PROXY SUMMARY  ∎  GOVERNANCE HIGHLIGHTS

Governance Highlights The Board of Directors is committed to effective corporate governance practices. Some of the highlights include:	∎ Independent Chairman of the Board ∎ Stock ownership guidelines for our executive officers and non-employee directors ∎ Board oversight of risk management	∎ 8 of our 11 Board members are independent ∎ Frequent executive sessions of our non-management directors ∎ Annual Board and committee self-assessments

2021 Financial Highlights*

Net Sales	Adjusted EBITDA
$1,180.7M	$156.2M
up 22.4% YoY vs. 2020	up 16.7% YoY vs. 2020

*See Annex A for reconciliations of these non-GAAP measures.

2022 PROXY STATEMENT 5

PROXY SUMMARY  ∎  EXECUTIVE COMPENSATION PRINCIPLES

Executive Compensation Principles

The core principles of our executive compensation program are to align the compensation of our executive officers with the long-term interests of our stockholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results. Our compensation program is designed to address certain core principles:

Pay is weighted more heavily toward incentive compensation	We provide executive compensation through a total compensation program. This program consists of fixed and variable elements and performance-based pay designed to reward performance. Our total compensation is weighed more heavily toward incentive compensation in the form of short and long-term incentives.

Executive officer goals are aligned with stockholder interests	The Company’s compensation program and goals are designed to align the interests of our executive officers with the long-term interests of our stockholders. Rewarding executive officer performance creates value for our stockholders.

Compensation is competitive with our peers in order to attract and retain talented associates	The Compensation Committee, along with Frederic W. Cook and Co., Inc. (“F.W. Cook”), our independent compensation consultant, and members of senior management annually review our significant compensation elements to enable the Company to attract and retain talented executive officers.

Key Features of our Executive Compensation Program

WHAT WE DO

   Align executive compensation with stockholders’ returns through long-term incentives (pages 34-37)

   Provide performance-based compensation for executives (pages 32-35)

   Balance short and long-term incentive awards (page 30)

   Use an appropriate peer group when establishing total compensation for our executives (page 31)

   Have caps on individual payouts in our management incentive plan (pages 32-35)

   Include clawback provision in our incentive plans (page 37)

   Maintain stock ownership guidelines for executive officers and non-employee directors (pages 39-40)

   Retain an independent compensation consultant (page 28)

WHAT WE DON’T DO

   Incentivize participants to take excessive risk

   Guarantee annual bonuses

   Allow repricing of stock options

   Offer tax “gross-ups” of annual compensation

   Pay dividends on stock options or on unvested RSUs or PSUs

   Offer excessive perquisites

   Provide excise tax “gross-ups” upon termination with a change-in-control

We provide additional information regarding our executive compensation in our “Compensation Discussion and Analysis” beginning on page 27.

Our Board continues to believe that our executive compensation program and policies are effective in rewarding our executives for performance and for aligning their interests with the long-term interests of our stockholders.

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PROXY SUMMARY  ∎  CORPORATE SUSTAINABILITY

Corporate Sustainability

We recognize the importance of Environmental, Social and Governance (ESG) issues for all of our stakeholders. As a newly public company, we are in the early stages of building our ESG strategy and are using leading ESG and sustainability frameworks and guiding principles, such as the Sustainability Accounting Standards Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD) and the U.N. Sustainable Development Goals (SDGs), as well as stakeholder engagement to inform our ESG program. In fiscal year 2022 we plan to release a summary of our preliminary ESG efforts aligned to industry-recognized ESG frameworks.

We have formed cross-functional working groups and an ESG committee, each comprised of subject matter experts across Utz’s operations, including but not limited to, facilities management, packaging and shipping, health and safety, human resources, customer advocacy, and legal and corporate governance functions that report to the executive team and the Board. We recognize our responsibility to uphold the Company’s founding values, which for more than 100 years have centered on working ethically, responsibly, and with integrity to benefit all of our stakeholders. We consistently look for ways to make a positive difference for our associates, customers and in the communities in which we operate. By collaborating with stakeholders, including associates, consumers, business partners, suppliers, stockholders and customers, we are taking the necessary steps to become a more sustainable company.

Important Dates for 2023 Annual Meeting of Stockholders

In order to have a stockholder proposal included in our 2023 annual meeting of stockholders, in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), such proposal must be received by our Corporate Secretary no later than November 23, 2022.

Notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2023 annual meeting of stockholders outside of the Rule 14a-8 framework must be received by the Company between January 5, 2023 and February 4, 2023.

2022 PROXY STATEMENT 7

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GENERAL INFORMATION

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 5, 2022 GENERAL INFORMATION	UTZ BRANDS, INC. 900 High Street Hanover, Pennsylvania 17331 (717) 637-6644

We are furnishing this Proxy Statement on behalf of the Board of Directors of Utz Brands, Inc., a Delaware corporation, for use at our 2022 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders.

Utz Brands, Inc. was formed upon the closing (the “Closing”) of the business combination (the “Business Combination”) of Utz Brands Holdings, LLC (“UBH”) with Collier Creek Holdings (“CCH”), a special purpose acquisition company, on August 28, 2020 (the “Closing Date”). On the Closing Date, Collier Creek Holdings changed its name to “Utz Brands, Inc.” Collier Creek Holdings was incorporated on April 30, 2018 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

In connection with the Closing of the Business Combination, we entered into an Investor Rights Agreement dated August 28, 2020 (as amended, the “Investor Rights Agreement”) with the following parties:

1.	The “Continuing Members” of UBH, consisting of Series U of UM Partners, LLC and Series R of UM Partners, LLC;

2.	The “Sponsor” of CCH, Collier Creek Partners LLC, which was dissolved in October 2020, following the Business Combination;

3.	The “Founder Holders” consisting of certain founder members of the Sponsor and their family members (together with the Sponsor, the “Sponsor Parties”);

4.	CCH’s independent directors; and

5.

The “Sponsor’s Representative,” who, following the dissolution of the Sponsor is Jason Giordano, for the purpose of making certain determinations on behalf of certain Sponsor Parties under the Investor Rights Agreement following the dissolution of the Sponsor.

We refer to the Investor Rights Agreement throughout this Proxy Statement. Under the Investor Rights Agreement, among other things, the Board consists of 11 members. Subject to certain step down provisions, the Continuing Members have the right to nominate five directors (the “Continuing Member Nominees”) to be members of our Board of Directors. In addition, following the dissolution of the Sponsor, the Sponsor Representative has the right to nominate five directors (the “Sponsor Nominees”) to be members of our Board of Directors. Please see “Related Party Transactions — Post-Business Combination Agreements — Investor Rights Agreement” for additional details regarding the terms of the Investor Rights Agreement.

As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we”, “us”, “Utz” and the “Company” and similar references refer (1) before the Business Combination, to UBH and its consolidated subsidiaries and (2) from and after the Business Combination, to Utz Brands, Inc. and its consolidated subsidiaries. Throughout this section, unless otherwise noted or unless the context otherwise requires, “CCH” or “Collier Creek” refers to Collier Creek Holdings prior to the consummation of the Business Combination. The term “Board” refers to our Board of Directors of CCH prior to the Business Combination and to our Board of Directors following the Business Combination. The term “Board of Managers” refers to each of the Boards of Managers of the Continuing Members.

On or about March 23, 2022, we will begin mailing to all stockholders entitled to vote at the Annual Meeting this proxy statement and the enclosed proxy materials. Although not part of this proxy statement, we will also mail with this proxy statement our Annual Report on Form 10-K for the fiscal year ended January 2, 2022, containing our financial statements for the fiscal year ended January 2, 2022.

2022 PROXY STATEMENT 9

Our Board is divided into three classes, each serving staggered, three-year terms:

∎	Our Class I directors are John Altmeyer, Jason Giordano, and B. John Lindeman, and their current terms expire at the 2024 Annual Meeting of Stockholders;

∎	Our Class II directors are Antonio Fernandez, Michael Rice, Craig Steeneck, and Pamela Stewart and their current terms expire at this year’s Annual Meeting; and

∎	Our Class III directors are Timothy Brown, Christina Choi, Roger Deromedi, and Dylan Lissette, and their current terms expire at the 2023 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of four Class II directors. Mr. Fernandez, Mr. Rice, Mr. Steeneck and Ms. Stewart, the nominees listed below are currently directors of the Company. Each director elected at the Annual Meeting will serve until the 2025 Annual Meeting or until his/her successor is elected and qualified.

The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for any one or more of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.

Under the Investor Rights Agreement, subject to certain step down provisions, the Continuing Members have the right to nominate five Continuing Member Nominees to be members of our Board of Directors. In addition, following the dissolution of the Sponsor, the Sponsor Representative has the right to nominate five Sponsor Nominees to be members of our Board of Directors. Mr. Rice is a Continuing Member Nominee and Mr. Fernandez and Mr. Steeneck are Sponsor Nominees. For more information on the Investor Rights Agreement and other stockholders agreements, see Related Party Transactions at page 50.

Vote Required

With regard to this Proposal No. 1 (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast and, therefore, the four nominees receiving the greatest number of votes will be elected. Proxies can be voted for only four nominees. Votes that are withheld and broker non-votes are not considered “votes cast” and, therefore, will have no effect on the outcome of Proposal No. 1.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

LISTED IN PROPOSAL NO. 1 FOR ELECTION TO SERVE A THREE-YEAR TERM ON THE BOARD.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

DIRECTORS OF UTZ BRANDS, INC.

The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service for each of the nominees for election as directors and for the continuing directors are set forth below.

NAME, AGE AND CLASS	TERM EXPIRATION	INDEPENDENCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

John Altmeyer 63 I	2024				Chair

Timothy Brown 59 III	2023

Christina Choi 44 III	2023

Roger Deromedi 68 III	2023

Antonio Fernandez 62 II	2022

Jason Giordano 43 I	2024			Chair

B. John Lindeman 52 I	2024

Dylan Lissette 50 III	2023

Michael Rice 79 II	2022

Craig Steeneck 64 II	2022		Chair

Pamela Stewart(1) 46 II	2022

(1)	Ms. Stewart was appointed to serve on the Board of Directors effective January 3, 2022.

2022 PROXY STATEMENT 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

Class II Nominees for Election for Terms Expiring at the 2025 Annual Meeting of Stockholders

Antonio Fernandez Age: 62

Career Highlights

Mr. Fernandez has served as a member of the Board of Directors of the Company since October 2018. Mr. Fernandez served as Executive Vice President and Chief Supply Chain Officer of Pinnacle Foods, a packaged foods company, from February 2011 to June 2016, where he was responsible for managing all aspects of the supply chain including procurement, manufacturing, distribution, product quality, innovation and sustainability. Mr. Fernandez also led Pinnacle Foods’s “maximizing value through productivity” continuous improvement initiatives, realizing gross savings of approximately 4% of cost of products sold annually. Mr. Fernandez was a key leader and closely involved in Pinnacle Foods’s acquisition, integration and synergy realization efforts. Prior to Pinnacle Foods, Mr. Fernandez was Senior Vice President, Operations Excellence at Kraft Foods, Inc., an American food manufacturing and processing conglomerate, from 2010 to 2011. Prior to Kraft, Mr. Fernandez was Chief Supply Chain Officer at Cadbury PLC, or Cadbury, a British multinational confectionery company, from 2008 to 2010, where he managed a supply chain with total costs of approximately $7 billion, 67 manufacturing facilities and over 20,000 employees. From 2000 to 2010, Mr. Fernandez held several senior supply chain roles within Cadbury. Prior to Cadbury, Mr. Fernandez held various supply chain and related roles at Dr. Pepper, an American multinational soft drink company, PepsiCo, Inc., an American multinational food, snack, and beverage corporation, and Procter & Gamble Co., an American multinational consumer goods corporation. Mr. Fernandez is President of AFF Advisors, LLC, an independent consulting firm focused on improving supply chain performance, supporting acquisition due diligence and merger integrations. Mr. Fernandez was also a Senior Advisor with McKinsey & Company, an American worldwide management consulting firm, from July 2017 to August 2019. Mr. Fernandez received a Bachelor of Science in Chemical Engineering from Lafayette College. Mr. Fernandez served on the board of directors of Liberty Property Trust (NYSE: LPT), a leading industrial real estate investment trust, from November 2014 until its merger with Prologis, Inc. (NYSE: PLD), a real estate investment trust headquartered in San Francisco, CA, in February 2020. Mr. Fernandez has served on the Board of Directors with Americold Realty Trust (NYSE: COLD), the world’s largest publicly traded REIT, since May 2019; Green Rabbit, a leading e-commerce cold chain logistics provider to the food industry, since February 2021; and as a Trustee of Lafayette College since May 2017.

Qualifications

Mr. Fernandez’s qualifications to serve on our Board of Directors include his substantial supply chain and operations experience at several publicly-traded consumer companies; his record of realizing cost efficiencies and integrating acquisitions; and his experience serving as a director of a public company.

Michael Rice Age: 79

Career Highlights

Mr. Rice has served as a member of the Board of Directors of the Company since August 2020. Mr. Rice serves as our Chairman Emeritus and prior to the Closing of the Business Combination, was Executive Chairman of UBH, having assumed this position in December 2012 following his role as Chairman of the Board and Chief Executive Officer of the Utz companies from 1992 until 2012. Mr. Rice served as President and Chief Executive Officer of the Utz companies from 1978 until 1992. Prior to serving as Chief Executive Officer, Mr. Rice served as Executive Vice President of the Utz companies from 1970 to 1978. Mr. Rice also serves as a Member of the Board of Managers of the Continuing Members. Mr. Rice is a graduate of Mount St. Mary’s University and holds a Juris Doctor degree from George Washington University School of Law. Mr. Rice is the father-in-law of Dylan Lissette, who serves as our Chief Executive Officer and is a member of our Board of Directors.

Qualifications

Mr. Rice’s qualifications to serve on our Board of Directors include his extensive knowledge of our Company, including as the former Chief Executive Officer, coupled with substantial industry knowledge.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

Craig Steeneck Age: 64

Career Highlights

Mr. Steeneck has served as a member of the Board of Directors of the Company since November 2018. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods, a packaged foods company, from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology functions and was an integral part of Pinnacle Foods’s integration team for several of its acquisitions. From 2005 to 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improve financial performance. From 2003 to 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Destinations, Inc.), an American timeshare company, playing key roles in wide-scale organization of internal processes and staff management. From 2001 to 2003, he served as Chief Financial Officer of Resorts Condominiums International (now Wyndham Destinations, Inc.), an American timeshare exchange company. From 1999 to 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods, Inc., a manufacturer of packaged food products acquired by ConAgra Foods in 2000. Mr. Steeneck has served on the board of directors and as chairman of the audit committee of Freshpet, Inc. (Nasdaq: FRPT), an American pet food company, since November 2014; as a director and chairman of the audit committee of Hostess Brands, Inc. (Nasdaq: TWNK), an American sweet baked goods company, since November 2016; and as a director of KIND Inc., a snack food company, from May 2019 to June 2020. Mr. Steeneck was the lead independent director of Hostess Brands, Inc. from January 2019 to December 2019. Mr. Steeneck received his B.S. in Accounting from the University of Rhode Island.

Qualifications

Mr. Steeneck’s qualifications to serve on our Board of Directors include his substantial financial operations, investment and acquisition experience, and his experience serving as a director for public companies.

Pamela Stewart Age: 46

Career Highlights

Ms. Stewart has served as a member of the Board of Directors of the Company since January 2022. Ms. Stewart is the President, West Zone Operations, North America Operating Unit of The Coca-Cola Company, having served in that role since January 2021. Prior to serving as President, West Zone Operations, North America Operating Unit, Ms. Stewart served as Senior Vice President, National Retail Sales from December 2018 to December 2020. Prior to serving as Senior Vice President, National Retail Sales, Ms. Stewart served as Vice President, National Retail Sales – Publix from March 2015 to December 2018. During her 20-plus year tenure at Coca-Cola, Ms. Stewart has held leadership positions across finance, revenue growth management, sales, operations, and general management. Ms. Stewart brings a wide range of food and beverage experiences, particularly in working with major retailers and developing new business. Ms. Stewart currently serves as the Chair of the board of directors of GLAAD, having served in that role since November 2016. Ms. Stewart also serves as a member of the board of directors of National Restaurant Association, having served since January 2022, and as a member of the board of directors of 3DE by Junior Achievement, having served since November 2020, and currently serves as a member of the board of directors of the Global Advisory Board of OUT Leadership having served in that role since January 2021. Ms. Stewart received a B.B.A. from Georgia State University and an M.B.A. from Oglethorpe University.

Qualifications

Ms. Stewart’s qualifications to serve on our Board of Directors include her substantial experience in a leading consumer packaged goods company in the area of sales and sales operations.

2022 PROXY STATEMENT 13

PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

Class III Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Timothy Brown Age: 59

Career Highlights

Mr. Brown has served as a member of the Board of Directors of the Company since August 2020. Mr. Brown is a Member of the Board of Managers of the Continuing Members, having served in this role since June 1999. Mr. Brown is the Founder and CEO of Sageworth, an entity comprised of Sageworth Holdings, LLC (“Sageworth Holdings”), Sageworth Trust Company and Sageworth Trust Company of South Dakota that provides investment management, fiduciary and planning services to highly successful individuals and families, and has served as its President and Chief Executive Officer since January 2001. As an attorney, accountant and the Founder, President and Chief Executive Officer of Sageworth, Mr. Brown brings extensive business, financial, legal and accounting knowledge to his position on the Board of Managers of the Continuing Members. Mr. Brown serves on the Board of Directors of High Holdings, Inc., a steel, concrete, and diversified real estate company, as Vice Chairperson. Mr. Brown also serves on the Board of Directors of Penn State Health, a large hospital system, as the Chair of Penn State Health’s Finance Committee, Chair of Penn State Health’s Investment Committee, and member of Penn State Health’s Executive Committee. Mr. Brown also serves on the Board of Directors of Chief Executives Organization, as International Chair-elect, and member of Chief Executives Organization’s Executive Committee, and as a former Chair of Chief Executives Organization’s Finance and Administration Committee. Mr. Brown also serves on Advisory Board of the Global Family Enterprise Program at Columbia Business School. Mr. Brown is a member of Young Presidents Organization and has served as its chair emeritus, chair, education officer and finance officer of the Pennsylvania chapter. Mr. Brown helped found the S. Dale High Family Business Center at Elizabethtown College, is a founding director of Music for Everyone, former trustee of the Pennsylvania Academy of Music, past general counsel and secretary of The Lancaster Alliance, past president of the Lancaster Museum of Art, past director of Harb-Adult, a homeless shelter, and a co-founder and manager of The Churchill Society. Mr. Brown received his Juris Doctor degree from the Georgetown University Law Center in Washington, D.C., and a B.S. in accounting from Penn State, graduating with highest distinction.

Qualifications

Mr. Brown’s qualifications to serve on our Board of Directors include his historical understanding of our Company coupled with his extensive financial and investment experience.

Christina Choi Age: 44

Career Highlights

Ms. Choi has served as a member of the Board of Directors of the Company since August 2020. Ms. Choi is currently Senior Vice President of Marketing and a member of the North America marketing leadership team for Diageo, a global leader in alcoholic beverages. Ms. Choi joined Diageo in January 2019 to lead the Gin, Rum & Tequila categories across North America, including consumer brands such as Tanqueray Gin, Captain Morgan Rum, and Don Julio Tequila. Ms. Choi is responsible for category strategy, brand marketing, and commercialization activities across this portfolio. Prior to Diageo, Ms. Choi served as Global Marketing Vice President for Anheuser-Busch InBev, the world’s largest brewer, from March 2013 to January 2019. In this role, Ms. Choi developed the global launch strategy for Michelob Ultra, delivered double digital global sales growth for Stella Artois including leading two Super Bowl marketing campaigns, and oversaw the development and commercialization of several emerging brands. From 2006 to 2012, Ms. Choi held various marketing and innovation roles within the personal care business of Unilever PLC, based in the U.S. and Singapore. Ms. Choi led multiple brands and innovation launches globally, including across the U.S., Southeast Asia, Middle East, and Africa, among others. Ms. Choi began her career in financial services at Goldman Sachs in the Credit Risk Management and Advisory group and Goldman Sachs Asset Management. Ms. Choi holds an M.B.A. from Harvard Business School and a B.A. in Economics from Vassar College.

Qualifications

Ms. Choi’s qualifications to serve on our Board of Directors include her substantial marketing, commercialization and leadership experience, in each case as it applies to product campaigns and launches.

14

PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

Roger Deromedi Age: 68

Career Highlights

Mr. Deromedi has served as a member of the Board of Directors of the Company since June 2018. Mr. Deromedi serves as the Chairman of Utz and was Co-Executive Chairman of Collier Creek from June 1, 2018 through the Closing of the Business Combination. Mr. Deromedi has over 40 years of operational experience in the consumer goods sector, overseeing multiple businesses and iconic consumer brands. Mr. Deromedi was Independent Chairman and Lead Director of Pinnacle Foods from April 2016 to October 2018 and was Non-Executive Chairman from July 2009 to April 2016 and Executive Chairman from April 2007 to July 2009. Mr. Deromedi also was an advisor to Blackstone in relation to their acquisition of the company in April 2007. Pinnacle Foods was a manufacturer and marketer of consumer branded food products, whose key brands include Birds Eye (frozen vegetables, meals, and sides), Duncan Hines (desserts), Vlasic (pickles), Wishbone (salad dressings), Aunt Jemima (breakfast products), Mrs. Butterworth and Log Cabin (syrups), Udi’s and Glutino (gluten-free products), and Gardein (plant-based entrees and meat substitutes), among others. During Mr. Deromedi’s tenure, the company acquired and successfully integrated multiple businesses including Birds Eye Foods, Wishbone, Gardein, and Boulder Brands. From July 2013 to June 2015, Mr. Deromedi was an Executive Advisor for Blackstone in the consumer goods sector, and was an independent advisor to Blackstone from 2007 to 2013. From 2003 to 2006, Mr. Deromedi was Chief Executive Officer of Kraft, which at the time was one of the world’s largest food companies, with iconic brands such as Kraft, Maxwell House, Nabisco, Oscar Mayer and Philadelphia. During this time, Mr. Deromedi integrated Kraft’s separate North American and International businesses. Prior to this, Mr. Deromedi was Co-CEO of Kraft from 2001 to 2003 during which time there was an initial public offering of the company, raising approximately $8.7 billion in gross proceeds. Mr. Deromedi was previously President of Kraft Foods International, President of the company’s Asia Pacific business, and President of Kraft’s Western European business, based in Zurich. Mr. Deromedi also served as Area Director of the company’s business in France, Iberia and Benelux, based in Paris, and was General Manager of Kraft’s cheese and specialty products businesses in the United States. Mr. Deromedi began his career with General Foods, Kraft’s predecessor company, in 1977 where he held various marketing positions. Mr. Deromedi previously served on the board of directors of Pinnacle Foods from 2007 to 2018, Kraft from 2001 to 2006 and The Gillette Company, Inc. from 2003 to 2005 (when the company was merged with The Procter & Gamble Company). Mr. Deromedi earned an M.B.A. from the Stanford Graduate School of Business and a B.A. in Economics and Mathematics from Vanderbilt University.

Qualifications

Mr. Deromedi’s qualifications to serve on our Board of Directors include his experience as a senior executive officer and/or director of multiple businesses in the consumer sector, his track record of building significant shareholder value, his experience in evaluating, executing, and integrating acquisitions, and his history of serving as a director for several public and private companies.

Dylan Lissette Age: 50

Career Highlights

Mr. Lissette has served as a member of the Board of Directors of the Company since August 2020. Mr. Lissette is the Chief Executive Officer of Utz. Mr. Lissette has served as the Vice Chairman, President and Chief Executive Officer of the Utz companies since assuming the role in January 2013 and upon the Closing of the Business Combination, Mr. Lissette was appointed our Chief Executive Officer. Mr. Lissette also served as the sole manager of UBH from September 2016 through the Closing of the Business Combination. In addition, Mr. Lissette has served as a member of the Board of Managers of the Continuing Members since June 2004. Prior to serving as Chief Executive Officer, Mr. Lissette served as Chief Operating Officer from January 2011 to January 2013 and Executive Vice President of Sales and Marketing from January 2008 to January 2011. Prior to his service as an executive officer of the Utz companies, Mr. Lissette served the Utz companies in several capacities since joining in 1995, including serving as Retail Sales Manager, Key Account Director, and Director of Marketing. In 2007, Mr. Lissette was promoted to the position of Senior Vice President — Sales Operations where he had direct responsibility for route sales development in our Mid-Atlantic core markets and system-wide administration of the company’s DSD operations. Mr. Lissette represents the fourth generation of family leadership and involvement at Utz and is the son-in-law of Michael W. Rice, who serves as our Chairman Emeritus and is a member of our Board of Directors. Mr. Lissette also served on the Board of Directors of Hanover Hospital from August 2011 until August 2018. Mr. Lissette holds a B.S. degree in Business Economics and Public Policy from The George Washington University.

Qualifications

Mr. Lissette’s extensive institutional knowledge and executive experience as the Chief Executive Officer of Utz qualifies him to serve on our Board of Directors.

2022 PROXY STATEMENT 15

PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

Class I Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

John Altmeyer Age: 63

Career Highlights

Mr. Altmeyer has served as a member of the Board of Directors of the Company since August 2020. Since January 2021, Mr. Altmeyer has served as executive chairman of GAF Materials LLC, a roofing and waterproofing manufacturer. Mr. Altmeyer served as the President and Chief Executive Officer of Carlisle Construction Materials, a division of Carlisle Companies Incorporated, from July 1997 to September 2018. Carlisle Construction Materials is principally engaged in the manufacture and sale of rubber and thermoplastic roofing systems and other products with roofing applications for commercial and residential buildings. Mr. Altmeyer also has served as a Member of the Board of Directors of EMCOR Group, Inc. (NYSE: EME), a mechanical and electrical construction, industrial and energy infrastructure and facilities services company, since 2014. As part of his service on the EMCOR Board of Directors, Mr. Altmeyer currently serves on the governance committee of EMCOR and has served as the Chair of the compensation committee of EMCOR since 2018. Mr. Altmeyer also served on the audit committee of EMCOR from 2014 through 2018. Additionally, Mr. Altmeyer served as a member of the Board of Directors of Berkshire Hills Bancorp, a bank holding company, from 2012 to 2014. Mr. Altmeyer also served on the Board of Directors of Tecta America, a roofing contracting and services business, from March 2019 until January 2021. Mr. Altmeyer earned his B.S. degree from Cornell University and his M.B.A. from Harvard Business School.

Qualifications

Mr. Altmeyer’s qualifications to serve on our Board of Directors include his substantial financial, operations, investment and acquisition experience, and his experience serving as a public company director.

Jason Giordano Age: 43

Career Highlights

Mr. Giordano has served as a member of the Board of Directors of the Company since June 2018. Mr. Giordano was the Co-Executive Chairman, Principal Executive Officer and Principal Financial and Accounting Officer of Collier Creek from June 1, 2018 until the Closing of the Business Combination. Mr. Giordano has over 18 years of investment and acquisition experience, with a focus in the consumer goods and related sectors. Mr. Giordano has been a Senior Managing Director at CC Capital Partners, LLC (affiliates of whom are indirect owners of Utz securities through CC Collier Holdings LLC), a private investment firm, since November 2018. Mr. Giordano has been EVP Corporate Development for CC Neuberger Principal Holdings II, a special purpose acquisition company, since July 2020 and EVP Corporate Development for CC Neuberger Principal Holdings III, a special purpose acquisition company, since August 2020. Previously, Mr. Giordano was a Managing Director in the private equity group at Blackstone where he oversaw investments in the consumer, education, packaging and chemicals sectors. During his tenure at Blackstone from 2006 to October 2017, Mr. Giordano was involved in 12 initial and follow-on acquisitions representing over $10 billion of transaction value, including several investments in consumer, retail and related businesses. Prior to Blackstone, Mr. Giordano was a private equity investment professional at Bain Capital, LP, one of the world’s leading multi-asset alternative investment firms, and an investment banker with Goldman, Sachs, & Co., a leading global investment banking, securities and investment management firm. Mr. Giordano previously served on the board of directors of Pinnacle Foods, Inc., a U.S.-based manufacturer and marketer of branded food products, from 2007 to September 2015, Crocs, Inc. (Nasdaq: CROX), a global supplier of branded footwear, from January 2015 to October 2017, AVINTIV, a global supplier of specialty materials primarily sold to consumer goods manufacturers, from January 2011 to October 2015; Outerstuff LLC, a leading U.S. supplier of licensed children’s sports apparel, from May 2014 to October 2017; Ascend Learning, LLC, a provider of online professional training tools and educational software, from July 2017 to October 2017; and HealthMarkets, Inc., a direct-to-consumer provider of health, life, supplemental, and other insurance and related products, from February 2009 to October 2017. Mr. Giordano earned an M.B.A. with high distinction from Harvard Business School, where he was a Baker Scholar, and an A.B. with high honors in Economics from Dartmouth College.

Qualifications

Mr. Giordano’s qualifications to serve on our Board of Directors include his substantial investment and acquisition experience at blue chip financial institutions; his in-depth knowledge and strong network of relationships in consumer and related sectors; and his experience serving as a director for various public and private companies.

16

PROPOSAL NO. 1: ELECTION OF DIRECTORS  ∎  DIRECTORS OF UTZ BRAND, INC.

B. John Lindeman Age: 52

Career Highlights

Mr. Lindeman has served as a member of the Board of Directors of the Company since August 2020. Mr. Lindeman has served as the Chief Financial Officer of Hydrofarm Holdings Group, Inc. (Nasdaq: HYFM), a wholesaler and manufacturer of hydroponics equipment and commercial horticultural products, since March 2020. From August 2015 until assuming his current role at Hydrofarm Holdings in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a provider of investment management, fiduciary and planning services to highly successful individuals and families, from March 2015 to July 2015; managing director and co-head of the consumer and retail group at Janney Montgomery Scott, a financial advisory firm, from August 2009 to March 2015; managing director at Stifel Nicolaus, a full service brokerage and investment banking firm, from December 2005 to August 2009; and principal at Legg Mason, a global asset management leader, from October 1999 to December 2005. Prior to joining Legg Mason, Mr. Lindeman was a Manager at PricewaterhouseCoopers LLP, a global network of firms delivering assurance, tax, and consulting services, from August 1996 to October 1999. Mr. Lindeman is a Chartered Financial Analyst and holds a B.S. in Business Administration from the University of Mary Washington.

Qualifications

Mr. Lindeman’s qualifications to serve on our Board of Directors include his significant financial and operational experience, including experience as chief financial officer of various public companies.

2022 PROXY STATEMENT 17

EXECUTIVE OFFICERS OF UTZ BRANDS, INC.

EXECUTIVE OFFICERS OF UTZ BRANDS, INC.

Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with us and selected biographical information for our executive officers. The biography of Mr. Lissette is provided above under “Proposal No. 1: Election of Directors.”

NAME	AGE	POSITION

Dylan Lissette	50	Chief Executive Officer

Eric Aumen	45	Senior Vice President, Chief Accounting Officer

Shane Chambers	48	Executive Vice President, Chief Growth Officer

Cary Devore	49	Executive Vice President, Chief Operating Officer

Ajay Kataria	45	Executive Vice President, Chief Financial Officer

Thomas Lawrence	54	Executive Vice President, Chief Supply Chain Officer

Mark Schreiber	58	Executive Vice President, Chief Customer Officer

Theresa Shea	49	Executive Vice President, General Counsel and Corporate Secretary

James Sponaugle	45	Executive Vice President, Chief People Officer

Eric Aumen Age: 45

Mr. Aumen was appointed Senior Vice President, Chief Accounting Officer of Utz in January 2022. Mr. Aumen previously served as Vice President, Chief Accounting Officer, having served in this role since May 2020. Prior to joining Utz, Mr. Aumen served as Vice President and Controller of Element Fleet Management Corporation (TSX: EFN), a commercial motor vehicle management company from May 2016 until May 2020. Prior to Element Fleet, Mr. Aumen served as Chief Accounting Officer of Apex Tool Group, LLC, a hand and power tools manufacturer and marketer; Vice President, Corporate Controller for Colfax Corporation (NYSE: CFX), an American corporation manufacturing welding, air and gas handling equipment, and medical devices; and began his career with Deloitte & Touche LLP, an accounting organization and the largest professional services network in the world by revenue and number of professionals, most recently as Audit Manager. From 2012 until 2020, Mr. Aumen served as a member of the Advisory Board of Pennsylvania State University, Mont Alto Campus. Mr. Aumen is a Certified Public Accountant and earned his B.S. in Accounting with a minor in Supply Chain Management from The Pennsylvania State University.

Shane Chambers Age: 48

Mr. Chambers serves as the Executive Vice President and Chief Growth Officer for Utz, having served in this newly created position since June 2021. In this role, Mr. Chambers is responsible for the Company’s marketing & branding teams, strategic growth initiatives, consumer facing innovation, and helping to source and execute on Utz’s M&A strategy. Prior to joining Utz, Mr. Chambers was the Chief Executive Officer of Truco, the Carrolton, TX based manufacturer of ON THE BORDER® chips and dips, from January 2019 through its acquisition by Utz in December 2020. Prior to joining Truco, Mr. Chambers was CEO of Tillamook Country Smoker, an Oregon based meat snacks company, from June 2017 to January 2019. During his tenure at Tillamook, Mr. Chambers doubled the Company’s revenues, led a strategic $10 million capital investment project which increased manufacturing capacity by more than 150%, and led the launch of Tillamook “Zero Sugar” (the category’s first no sugar beef jerky snack). Mr. Chambers is a lifetime veteran of the consumer goods industry. His prior roles include nine years at The Hershey Company (“Hershey”) from January 2008 to June 2017 and eleven years at Molson Coors Beverage Company from June 1996 to January 2008 where he held a variety of sales and marketing leadership positions. During his tenure with Hershey, Mr. Chambers was the lead operator for Hershey-acquired companies. His roles in that capacity included President of Allan Candy Company from 2014 to 2015 and President of KRAVE Pure Foods from 2015 to 2017. Since 2017, Mr. Chambers has continued to serve on the Board of Tillamook Country Smoker. Mr. Chambers holds a Bachelor’s of Commerce from McMaster University.

18

EXECUTIVE OFFICERS OF UTZ BRANDS, INC.

Cary Devore Age: 49

Mr. Devore serves as Executive Vice President, Chief Operating Officer of Utz, having served in this newly created role since October 2021. In this role, Mr. Devore works across the organization to help drive revenue growth, productivity, and operational excellence. In addition, he continues to drive the Company’s strategic corporate initiatives including mergers and acquisitions, capital markets, as well as continues to provide oversight for the Project Management Office, which manages the implementation of value creation and acquisition integration initiatives. Prior to his role as Chief Operating Officer, Mr. Devore held the position of Executive Vice President and Chief Financial Officer of Utz from July 2019 to October 2021. Mr. Devore joined the Utz companies in November 2016 as the lead representative of Metropoulos & Co. on the Board of Managers of the Continuing Members, where he worked alongside Dylan Lissette to drive our acquisition and value creation efforts, and became Executive Vice President and Chief Financial Officer in July 2019. Prior to serving as Chief Financial Officer, Mr. Devore served as Executive Vice President since December 2017 and as Senior Vice President from November 2016 until December 2017. From November 2014 until August 2017, Mr. Devore was a Managing Director of Metropoulos & Co., a private equity firm, where he focused on direct equity investments in the food and beverage sector. Prior to his service at Metropoulos, from October 2009 through August 2014, Mr. Devore was Co-Founder and Managing Director of SilverStream Capital, LLC, a family office focused on investments in healthcare and technology. From October 2005 through June 2009, Mr. Devore co-founded and led HBK Private Equity, LLC, the private equity arm of the hedge fund HBK Capital Management. Earlier in his career, Mr. Devore worked for Jordan Industries, Inc., an affiliate of The Jordan Company, from May 1996 to July 2002, focusing on middle market buy and build strategies; as well as at UBS Investment Bank, an investment bank, from August 2004 to October 2005; and Price Waterhouse LLP, a multinational professional services network of firms, from August 1994 to May 1996. Mr. Devore graduated from the University of Illinois with a B.S. in Accounting, Magna Cum Laude, and received his M.B.A. from the University of Michigan with High Honors.

Ajay Kataria Age: 45

Mr. Kataria serves as Executive Vice President, Chief Financial Officer at Utz, having served in this role since October 2021. In this role, Mr. Kataria is responsible for Accounting, Tax and Investor Relations, in addition to the business partner teams and Information Technology function that he oversaw in his previous role. Prior to his service as Executive Vice President and Chief Financial Officer, Mr. Kataria served as Executive Vice President of Finance and Accounting from July 2019 until October 2021. Mr. Kataria joined the Utz companies in July 2017 as Senior Vice President of Finance and Treasury to support our financial planning, analytics and business transformation efforts, and became Executive Vice President in July 2019. Prior to joining the Utz companies, from April 2016 until July 2017, Mr. Kataria served as Vice President of Global Finance and Strategy at Armstrong Flooring, Inc., a producer of residential and commercial flooring products. Prior to his time at Armstrong, from August 2014 until April 2016, Mr. Kataria served as Vice President of Supply Chain Finance at Chobani, Inc., a producer of Greek yogurt and dairy products. Prior to Chobani, Mr. Kataria worked for ten years at PepsiCo, an American multinational food, snack, and beverage corporation, in various supply chain and finance roles of increasing responsibility. Mr. Kataria holds a Bachelor of Technology from the National Institute of Technology, India and earned his M.B.A. from Southern Methodist University, Cox School of Business.

Thomas Lawrence Age: 54

Mr. Lawrence serves as Executive Vice President, Chief Supply Chain Officer for Utz, having served in this role since January 2015. Mr. Lawrence was a member of the Board of Managers of the Continuing Members from June 2014 until August 2020. Mr. Lawrence joined the Utz companies in September 2004, holding various positions, including roles in Manufacturing and Strategic Planning. Prior to joining the Utz companies, Mr. Lawrence served as Director of Operations for Glatfelter, a global supplier of specialty paper, where he was employed from June 1993 to September 2004. Mr. Lawrence started his career in the paper and packaging industry, working for Westvaco (now part of WestRock), an American corrugated packaging company, from June 1990 to June 1993. Mr. Lawrence holds a B.S. in Chemical Engineering from The Pennsylvania State University.

2022 PROXY STATEMENT 19

EXECUTIVE OFFICERS OF UTZ BRANDS, INC.

Mark Schreiber Age: 58

Mr. Schreiber serves as Executive Vice President, Chief Sales and Customer Officer at Utz, having served in this role since June 2021. Prior to serving as Executive Vice President, Chief Sales and Customer Officer, Mr. Schreiber served as EVP, Chief Customer Operating Officer, Sales & Marketing from October 2020 to June 2021, and as Chief Customer Officer from April 2017 until October 2020. Prior to his service at the Utz companies, Mr. Schreiber served as the Senior Vice President of Sales and Operations for Pepperidge Farm, Inc., a commercial bakery that was acquired by Campbell Soup Company, and on the Global Sales Leadership team for Campbell Soup Company, a processed food and snack company, from January 2008 to April 2017. Mr. Schreiber also worked at Pepperidge Farm, Inc., an American commercial bakery, as Customer Vice President from January 2002 until January 2008, and as Vice President Customer Trade Marketing from January 1999 until January 2002. Prior to Pepperidge Farm, from January 1987 to January 1999, Mr. Schreiber began his career at Frito-Lay, a manufacturer of corn chips, potato chips and other snack foods, performing various roles in sales, strategic accounts, supply chain, marketing and DSD strategic operations. Mr. Schreiber is a current member of the Food Industry Association and has served as a Sales Executive Board Member of the Grocery Manufacturers Association from 2010 until 2016. Mr. Schreiber holds a B.S. in Marketing from The Pennsylvania State University.

Theresa Shea Age: 49

Ms. Shea has served as Executive Vice President, General Counsel & Corporate Secretary since July 2021. Prior to joining Utz, Ms. Shea was Vice President & General Counsel of True Value Company, LLC, a hardware wholesaler that services independent hardware store owners, having served in that role since July 2018. Before assuming that role in July 2018, Ms. Shea served as Assistant General Counsel, Labor & Employment for True Value starting in December 2007. During her tenure at True Value, Ms. Shea served as Executive Sponsor of the Inclusion & Diversity Council and True Value Foundation and led the internal COVID Crisis Team. From November 2002 through December 2007, Ms. Shea held the role of Senior Counsel at United Airlines, Inc., assisting the Company as it renegotiated all of its employment commitments during its post-09/11 bankruptcy. Earlier in her career, Ms. Shea worked as an associate for Seyfarth Shaw, an international law firm, out of its Chicago, Illinois office, focusing her practice in labor, employment and education law. Ms. Shea graduated from the University of Illinois at Urbana-Champaign, Bronze Tablet in 1994 with a B.A. Degree in the Teaching of English and Magna Cum Laude in 1997 with a Juris Doctor Degree. Ms. Shea obtained a Certificate in Executive Management from the University of Notre Dame in 2015.

James Sponaugle Age: 45

Mr. Sponaugle serves as the Executive Vice President, Chief People Officer at Utz, having served in this role since August 2021. Prior to his role as Chief People Officer, Mr. Sponaugle served as Senior Vice President, Human Resources & Personnel Development at Utz, from February 2020 until August 2021. Prior to joining the Utz companies, from January 2009 until January 2020, Mr. Sponaugle worked at the Stewart Companies family of businesses, a company handling the entire range of construction-related services. Starting with Poole Construction from January 2009 to June 2010, and then moving to Riley Welding and Fabricating, a metal fabrication division of Stewart Companies, a full-service construction-related services company, serving as General Manager and Vice President from June 2010 until March 2018. Mr. Sponaugle was promoted to Executive Vice President and added the responsibility of running Stewart & Tate Construction Industrial Division starting March 2018 through January 2020, while also maintaining his responsibilities at Riley Welding and Fabricating. Mr. Sponaugle started his career with Cintas Corporation in January of 1999, and for close to a decade held various leadership roles in Sales and Operations, finishing his career as a General Manager overseeing a 3-shift operation with approximately 165 associates, including approximately 55 routes and Service Sales Representatives. Cintas is a public company operating nearly 500 facilities in North America — including five manufacturing facilities and eleven distribution centers. Mr. Sponaugle serves as the Chairman of the Board of Directors of the YMCA of Hanover. Mr. Sponaugle earned his B.S. in Business Management from Cornell University.

20

CORPORATE GOVERNANCE  ∎  COMMITTEES AND MEETINGS OF THE BOARD

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of Utz and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (“NYSE”). Our current Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at www.investors.utzsnacks.com under the heading “Governance — Governance Documents.”

Set forth below is information regarding the meetings of the Board during 2021, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board

Board Composition. Our business affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of eleven members, divided into three classes of staggered three-year terms. If a new Chief Executive Officer is named to replace Dylan B. Lissette, such person is anticipated to join our Board of Directors as the twelfth member.

Pursuant to the Investor Rights Agreement, the Continuing Members have the right to nominate five Continuing Member Nominees to our Board of Directors and the Sponsor or Sponsor Representative, as applicable, have the right to nominate five Sponsor Nominees to our Board of Directors for so long as each of them and their respective affiliates and specified family members beneficially own certain specified percentages of the certain economic interests in UBI and UBH.

At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

∎	The Class I directors are John Altmeyer, Jason Giordano, and B. John Lindeman;

∎	The Class II directors are Antonio Fernandez, Michael Rice, Craig Steeneck, and Pamela Stewart; and

∎	The Class III directors are Timothy Brown, Christina Choi, Roger Deromedi, and Dylan Lissette.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of our Board may have the effect of delaying or preventing changes in control of the Company.

Each of our officers serve at the discretion of our Board and will hold office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. Except with respect to Messrs. Rice and Lissette, who are related as set forth in their biographies (see “Proposal No. 1: Election of Directors”), there are no family relationships among any of our directors or officers.

Meetings of the Board. Our Corporate Governance Guidelines provide that directors should make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders, and be prepared to participate in discussions of issues presented. In 2021, our Board met nine times and each of the incumbent directors then serving on our Board attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served during his or her tenure on the Board.

Board Committees. Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, consisting of the following directors:

∎	Audit Committee: Craig Steeneck (Chair), Antonio Fernandez, and B. John Lindeman;

∎	Compensation Committee: Jason Giordano (Chair), John Altmeyer, Craig Steeneck, and Pamela Stewart; and

∎	Nominating and Corporate Governance Committee: John Altmeyer (Chair), Christina Choi and Jason Giordano.

All of the committee members are “independent” under the listing standards of NYSE. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee. Craig Steeneck, Antonio Fernandez and B. John Lindeman serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board of Directors has determined that each of Messrs. Steeneck, Fernandez and Lindeman are independent under the NYSE

2022 PROXY STATEMENT 21

CORPORATE GOVERNANCE  ∎  COMMITTEES AND MEETINGS OF THE BOARD

listing standards and applicable SEC rules. Mr. Steeneck serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Steeneck qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our Audit Committee is responsible for, among other things:

∎	Selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

∎	Helping to ensure the independence and performance of the independent registered public accounting firm;

∎

Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

∎	Developing procedures for associates to submit concerns anonymously about questionable accounting or audit matters;

∎	Reviewing and overseeing our policies on risk assessment and risk management, including enterprise risk management;

∎	Reviewing related person transactions;

∎	Reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

∎

Approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Board of Directors adopted a written charter for the Audit Committee which is available on our investor website at www.investors.utzsnacks.com under the heading “Governance — Governance Documents.”

In fiscal year 2021, the Audit Committee met eight times.

Compensation Committee. Jason Giordano, John Altmeyer, Craig Steeneck and Pamela Stewart serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board of Directors has determined that each of Messrs. Giordano, Altmeyer and Steeneck and Ms. Stewart are independent. Mr. Giordano serves as Chairman of the Compensation Committee. For more information on the Compensation Committee, see “— Corporate Governance Policies — Consideration and Determination of Executive and Director Compensation.”

Our Compensation Committee is responsible for, among other things:

∎	Reviewing, approving and determining the compensation of our officers and key associates;

∎	Reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on our Board of Directors or any committee thereof;

∎	Administering our equity compensation plans;

∎	Reviewing, approving and making recommendations to our Board of Directors regarding incentive compensation and equity compensation plans; and

∎	Establishing and reviewing general policies relating to compensation and benefits of our associates.

Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our investor website at www.investors.utzsnacks.com under the heading “Governance — Governance Documents.”

In fiscal year 2021, the Compensation Committee met five times.

Nominating and Corporate Governance Committee. John Altmeyer, Christina Choi and Jason Giordano serve as members of our Nominating and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors; our Board of Directors has determined that each of Messrs. Altmeyer and Giordano and Ms. Choi are independent. Mr. Altmeyer serves as Chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things:

∎	Identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;

∎	Evaluating the performance of our Board of Directors and of individual directors;

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CORPORATE GOVERNANCE  ∎  COMMITTEES AND MEETINGS OF THE BOARD

∎	Considering, and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

∎	Reviewing developments in corporate governance practices;

∎	Evaluating the adequacy of the corporate governance practices and reporting; and

∎	Developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.”

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for conducting all necessary and appropriate inquiries into the background and qualification of each potential director candidate and recommend to our Board of Directors those candidates to be nominated for election to our Board of Directors, subject to the Investor Rights Agreement or any other stockholder agreement setting forth procedures or requirements governing the nomination of directors to our Board of Directors. In identifying, evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the terms of the Investor Rights Agreement (or any other stockholder agreement applicable to us from time to time), as well as the qualifications set forth in our Corporate Governance Guidelines. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of experience, technical skills, industry knowledge and experience, financial expertise, and local or community ties. Each director is expected to be an individual of high character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including any term limits or age limits, as well as the performance of such directors and any other qualifications and characteristics set forth in the committee’s charter.

The Nominating and Corporate Governance Committee may retain and obtain the advice of any advisor to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific experience, qualifications, attributes, diversity and skills will ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure and the environment in which the Company is operating. In particular, the Nominating and Corporate Governance Committee will seek nominees who will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Corporate Secretary and otherwise in accordance with the terms of our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such stockholder’s notice shall set forth certain information about the stockholder giving the notice and the nominee and other representations and certifications as set forth in our bylaws.

In fiscal year 2021, the Nominating and Corporate Governance Committee met four times.

Director Independence

Our Class A Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.

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CORPORATE GOVERNANCE  ∎  DIRECTOR INDEPENDENCE

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, eight of our directors are considered “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Ethics. Our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our associates, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our investor website at www.investors.utzsnacks.com under the heading “Governance.” We intend to post any amendments to, or any waivers from a provision of, our Code of Business Conduct and Ethics on the same website.

Corporate Governance Guidelines. Our Board of Directors adopted Corporate Governance Guidelines, which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. The Corporate Governance Guidelines reflect the Board’s commitment to effective corporate governance of Utz, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include, without limitation:

∎	Role and responsibility of the Board;

∎	Independence of directors;

∎	Director qualification standards;

∎	Director orientation and continuing education;

∎	Conduct of Board meetings;

∎	Committees of the Board;

∎	Expectations of directors;

∎	Limitations on other board service;

∎	Management succession planning;

∎	Evaluation of Board performance; and

∎	Communications with stockholders and communications with non-management directors.

A copy of the Corporate Governance Guidelines is available on our investor website at investors.utzsnacks.com under the heading “Governance.”

Risk Management. Utz’s management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our legal counsel and with management, to discuss the Company’s major

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CORPORATE GOVERNANCE  ∎  CORPORATE GOVERNANCE POLICIES

financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation-related risk from the Compensation Committee and governance-related risk from the Nominating and Corporate Governance Committee.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.

Executive Sessions of Non-Management Directors. In accordance with our Corporate Governance Guidelines, our non- management directors meet in executive session for a portion of most Board meetings with only the Corporate Secretary present, if the presence of the Corporate Secretary is requested by our Board or the Chairman. The Board believes that executive sessions foster free and open communication among the non-management directors, which will ultimately add to the effectiveness of the Board, as a whole.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to establish and review our overall compensation philosophy and to establish compensation for our executive officers, subject to such further action of our Board of Directors as our Board of Directors shall determine with respect to compensation for our Chief Executive Officer. In establishing executive officer compensation, the Compensation Committee uses its evaluation of the executives’ performance and responsibilities, our overall performance and our Chief Executive Officer’s recommendations with respect to the other executive officers. In addition, the Compensation Committee has engaged an independent compensation consultant to advise regarding the status of Utz’s executive officer and director compensation in relation to comparable companies.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

∎	Evaluating associate performance;

∎	Preparing information for Compensation Committee meetings;

∎	Establishing business performance targets and objectives;

∎	Providing background information regarding our strategic objectives; and

∎	Recommending salary levels and equity awards.

From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, Mr. Lissette reviews the performance of senior management and make recommendations on compensation levels. In addition, our executive officers answer questions posed by the committee.

Under our Corporate Governance Guidelines, the compensation of non-employee directors is determined by the Board upon recommendation of the Compensation Committee. The guidelines further provide that non-employee directors are expected to receive a portion of their annual retainer in the form of equity. Employee directors are not paid additional compensation for their services as directors.

Restrictions on Short Sales or Speculative Transactions by All Directors and Associates. The Board believes that it is undesirable for our directors, officers and associates to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, our directors, officers, and associates and our affiliates, whether or not in possession of material non-public information, are generally prohibited from: (i) selling our securities that are of the same class during the six months following the purchase (or vice versa), (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), (iii) transacting in put options, call options or other derivative securities, on an exchange or in any other organized market, (iv) engaging in hedging or monetization transactions, such as the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (v) certain other transactions set forth in our Insider Trading Policy.

Committee Authority to Retain Independent Advisors. The charters of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee provide that each such committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by us.

Board Leadership Structure. Our current Board leadership structure separates the positions of Chief Executive Officer and Chairperson of the Board, although we do not have a corporate policy requiring such structure. The Board believes that this

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CORPORATE GOVERNANCE  ∎  CORPORATE GOVERNANCE POLICIES

separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

Under our Corporate Governance Guidelines, when the Chairperson of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” a “Lead Director” shall be elected annually by plurality vote of the independent directors, pursuant to a secret ballot, following nomination by the Nominating and Corporate Governance Committee. The Lead Director would help coordinate efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. A description of the position of Lead Director is set forth in Annex A to our Corporate Governance Guidelines, which is available on our investor website at investors.utzsnacks.com under the heading “Governance.” Currently, Dylan Lissette serves as our Chief Executive Officer, and the independent Chairman position is held by Roger Deromedi. Therefore, we do not currently have a Lead Director. We believe that the structure of our Board and its committees provides strong overall management of the Company.

Policy for Director Attendance at Annual Meetings. Under our Corporate Governance Guidelines, each director is strongly encouraged to attend each Annual Meeting of Stockholders. All ten of the then current directors attended the 2021 Annual Meeting of Stockholders.

Process for Interested Parties to Send Communications to the Board. Our Corporate Governance Guidelines provide that any interested parties, including our stockholders, who wish to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 900 High Street, Hanover, Pennsylvania 17331 or tshea@utzsnacks.com. Such communications may be done confidentially or anonymously.

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The core principles of our executive compensation program are to align the compensation of our executive officers with the long-term interests of our stockholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results.

We achieve these goals by offering a total compensation program that consists of both fixed components (in the form of base pay and benefits) and variable, performance-based pay (in the form of short and long-term incentives) designed to reward performance. The total target compensation for our executive officers is weighted more heavily toward incentive compensation, in the form of an annual bonus program, stock options, and performance stock units. Our compensation program is designed to achieve an appropriate balance of short-term and long-term incentives to ensure executive officers are properly balancing the need for consistent annual performance with the need for consistent performance over a multiple-year horizon. This compensation balance is intended to ensure that our executive officers share in both downside risk and upside opportunity based on our performance.

The following discussion describes and analyzes our compensation program for our named executive officers. Our named executive officers are our principal executive officer, our principal financial officer, our Executive Vice President, Chief Operating Officer, who served as our principal financial officer during a portion of fiscal year 2021, and three other most highly compensated persons serving as executive officers as of the last day of our most recent fiscal year, which ended January 2, 2022 (the “named executive officers”), which individuals are:

∎	Dylan Lissette, Chief Executive Officer

∎	Ajay Kataria, Executive Vice President, Chief Financial Officer

∎	Cary Devore, Executive Vice President, Chief Operating Officer

∎	Mark Schreiber, Executive Vice President, Chief Customer Officer

∎	Shane Chambers, Executive Vice President, Chief Growth Officer

∎	Tucker Lawrence, Executive Vice President, Chief Supply Chain Officer

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee engaged a compensation consultant, F.W. Cook, to provide compensation advice in 2021. The consultant is retained directly by our Compensation Committee and performs no consulting or other services for us or members of our management. Our Compensation Committee is independent and there are no conflicts of interest with respect to the work of F.W. Cook.

Key 2021 Financial Highlights

Despite operational challenges associated with labor and supply chain constraints as well as significant inflationary headwinds, fiscal year 2021 demonstrated notable growth in Net Sales and Adjusted EBITDA:

($ IN MILLIONS)	FISCAL YEAR 2021	FISCAL YEAR 2020(1)	CHANGE

Net Sales	1,180.7	964.3	22.4%

Net Income (Loss)	8	(104.5)

Adjusted EBITDA(2)	156.2	133.9	16.7%

(1)

Reflects combined selected financial data for the successor period from August 29, 2020 through January 3, 2021 and the predecessor period from December 30, 2019 through August 28. 2020. The combined results of operations included in our discussion below are not considered to be prepared in accordance with U.S. GAAP and should not be viewed as a substitute for the results of operations of the predecessor and successor periods presented in accordance with U.S. GAAP.

(2)	See reconciliation to GAAP financial measures in Appendix A.

Compensation Program Objectives and Design

Our primary objective in establishing our comprehensive compensation program is to be able to successfully recruit, attract, retain and properly incent high-level talent to work for and ultimately add value to our business for the benefit of our stockholders.

Our compensation program is designed to reward performance, which in turn creates value for our stockholders. Performance is reviewed annually for both our executives individually and our business as a whole. When annual Company or individual performance goals are not met, certain elements of the compensation program (including annual bonuses and certain equity grants) are not paid or do not vest.

The compensation program is not only intended to drive short-term results (annual performance), but also to build long-term intrinsic value. Therefore, employee equity programs, which are discussed in more detail below, are key elements of the compensation program.

Each element of the overall comprehensive compensation program is intended to be competitive with similar elements offered both locally and nationally by other like-sized companies and competitors, and the elements taken together are intended to present a comprehensive competitive program to accomplish the objectives noted above.

We designed most of the significant elements of our comprehensive compensation program by soliciting initial thoughts and ideas from our senior management team, consisting of our Chief Executive Officer, and Executive Vice President & Chief People Officer, and in consultation with other members of our senior management. Additional input and suggested objectives were received from our Chairman, the chairperson of our Compensation Committee, representatives of F.W. Cook and other members of the Board. Significant compensation elements are reviewed annually by our executive leadership team.

After receipt of the input noted and development of proposed plans, such plans were presented to the Compensation Committee, which determines the terms of and ultimately adopts our compensation program. None of our named executive officers participates in discussions involving their own compensation.

The Compensation Committee intends to review and approve annual compensation elements such as bonus plan mechanics, and our Board of Directors reviews full year sales, earnings and management performance through the company objectives. The Board of Directors also approves elements of our annual budgets, which include some elements of the compensation program such as annual bonuses and annual base salary increases, if any, for our executives.

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

The Compensation Committee, in consultation with F.W. Cook, has identified a peer group of 13 publicly-traded companies to be used as a competitive reference point in determining total compensation packages for our management, including the named executive officers. Our peer group includes consumer products companies, nearly all of which are focused on food and beverage in North America with similar revenue (peer group median revenue $1.1 billion) and market capitalization (peer group median market capitalization $2.5 billion) to us. Peer group selection included companies in the Global Industry Classification Standard in the sub-industry categories of packaged foods and meats, personal products, soft drinks, and pharmaceuticals. The remaining companies were evaluated to identify those most similar to us in terms of size, business fit and geographic fit. As of January 2, 2022, our revenue was approximately $1,180.7 million and our market capitalization was approximately $2.3 billion.

Peer Group for Assessing Fiscal 2022 Compensation

The peer group consists of the following 13 companies:

B&G Foods, Inc.

BellRing Brands, Inc.

Calavo Growers, Inc.

Flowers Foods, Inc.

Hostess Brands, Inc.

J & J Snack Foods Corp.

John B. Sanfilippo & Sons, Inc.

Lancaster Colony Corporation

TreeHouse Foods, Inc.

Prestige Consumer Healthcare Inc.

The Hain Celestial Group, Inc.

The Simply Good Foods Company

Tootsie Roll Industries, Inc.

B&G Foods, Inc.

BellRing Brands, Inc.

Calavo Growers, Inc.

Flowers Foods, Inc.

Hostess Brands, Inc.

J & J Snack Foods Corp.

John B. Sanfilippo & Sons, Inc.

Lancaster Colony Corporation

TreeHouse Foods, Inc.

Prestige Consumer Healthcare Inc.

The Hain Celestial Group, Inc.

The Simply Good Foods Company

Tootsie Roll Industries, Inc.

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The four major compensation elements for our Executive Leadership Team include (i) Base Salary, (ii) Annual Cash Short-Term Incentive Awards Program, (iii) Long-Term Incentive Awards, and (iv) Severance. The table below lists the key elements of our 2021 compensation program for our Executive Leadership Team and outlines the objectives and key features of these elements, as well as the percentage range for each element in our Executive Leadership Team compensation package. We generally construct this program with consideration of the median compensation package for our peer group.

ELEMENT OF COMPENSATION	OBJECTIVE	KEY FEATURES	% OF TARGET TOTAL DIRECT COMPENSATION

Base Salary	Provide a competitive level of fixed compensation	∎ Fixed pay component based on level of responsibility of position held ∎ Adjustments based on individual performance and external benchmarking against peer group companies	22-43%

Annual Cash Short-Term Incentive Award Program	Motivate and reward executive contributions in achieving annual performance goals

∎  Variable pay component

∎  Payouts are based on a formula that includes Company performance against Adjusted EBITDA, Net Sales, and Company Objectives, as well as individual performance against pre-determined individual objectives

24-27%

Long-Term Incentive Awards	Motivate and reward executive contributions in achieving long-term objectives that align with the interests of our stockholders

∎  Variable pay component

∎  Awards to senior management are issued as performance share units and stock options and have a multi-year vesting period

∎  Option award value is fixed at grant, and ultimate value to the executive is based on stock performance

∎  Awards in the form of performance share units have ultimate value based on our relative total stockholder return against our peer group

27-50%

Severance	Provide temporary income following an executive’s involuntary termination of employment whether or not following a change in control of our Company	∎ Fixed pay component ∎ Payments are formula-driven based on executive’s salary, bonus target and level in the organization

Compensation Components

Base Salary

Base salaries are intended to compensate the executive officers and all other salaried associates for their basic services performed for us on an annual basis. In setting base salaries, we take into account the associate’s experience, the functions and responsibilities of the job, salaries for similar positions within our peer group and for competitive positions in the food industry generally and any other factor relevant to that particular job. Generally, we attempt to pay at the median of our peer group for each job but do not confine ourselves to this practice if other factors such as experience warrant a lower or higher base salary. Base salaries may be adjusted annually based on executive officer performance and, in some circumstances, adjusted throughout the year to address competitive pressures or changes in job responsibilities. Our Chief Executive Officer recommends to the Compensation Committee the base salaries for executives reporting directly to him. The Chief Executive

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Officer’s base salary and annual merit adjustment is approved by the Compensation Committee, subject to such further action of the Board of Directors as the Board of Directors shall determine. Adjustments for all other executives are recommended by the Chief Executive Officer and approved by the Compensation Committee.

Base Salary Adjustments

In January 2022, each of Messrs. Lissette, Devore, Kataria, Schreiber, Chambers and Lawrence were eligible to receive a merit increase to his base salary based on his performance in the preceding year. Our merit increases range from 0% to 8% of base salary based on individual performance. The merit increases are consistent with our effort to maintain compensation at approximately the median level of our peer group, with these adjustments taking into consideration certain factors that may influence our decision to fall slightly above or below the 50th percentile mark among our peers.

The table below reflects the base amounts that were prescribed for fiscal year 2021 and not actual base pay received.

NAMED EXECUTIVE OFFICER	2021 ANNUAL BASE SALARY	2022 ANNUAL BASE SALARY MERIT INCREASE	2022 ADDITIONAL ANNUAL BASE SALARY ADJUSTMENTS	2022 BASE SALARY
Dylan Lissette	$750,000	1.0%	6.0%	$805,000
Cary Devore	500,000	2.0%	5.0%	535,000
Ajay Kataria	450,000	2.0%	3.6%	475,000
Mark Schreiber	418,000	2.0%	5.6%	450,000
Shane Chambers(1)	417,500	1.0%	N/A	420,000
Tucker Lawrence(2)	413,000	0.0%	N/A	413,000

(1)	Mr. Chambers’ annual base salary was adjusted from $390,000 to $417,500 in June 2021 in connection with his appointment as the Company’s Chief Growth Officer.

(2)	Mr. Lawrence received no increase because he has confirmed his retirement from the Company, to be effective April, 2022.

Annual Cash Short-Term Incentive Award Program (“Annual Bonus Plan” or “ABP”)

2021 ABP Design

In 2021, we adopted our ABP, which provides for a cash bonus to our management team, including our named executive officers, upon achievement of specific performance milestones for the Company and the participants. We use our ABP to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and financial performance, specifically for achieving annual sales targets, annual profit goals, and company objectives.

Awards under the ABP were calculated by multiplying a participant’s base salary for fiscal year 2021 by the individual’s target award percentage, and multiplying the result by the sum of 50% of our Adjusted EBITDA score, 30% of our Net Sales score and 20% of the Objectives, Goals, Strategies, and Metrics (“OGSMs”) rating and multiplying the total by the Individual Performance Factor (“IPF”), as follows:

Annual Bonus =

BASE SALARY X TARGET %

X ((50% ADJUSTED EBITDA SCORE) + (30% NET SALES SCORE)

+ (20% OGSMs)) X IPF

For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved, and a bonus ranging from 50% to 200% would be paid with respect to such performance measure at the threshold and maximum results. No bonus will be allocated to a performance measure if minimum threshold results are not achieved. The formula for fiscal year 2021 was constructed with upside potential so that if we exceeded our company performance and individual target performance, the annual bonus could be greater than 100% of the target annual bonus, but could not exceed 200% of bonus target.

As part of our annual budget, the Board of Directors approves the pool for the ABP, and the Compensation Committee approves actual payment of bonuses pursuant to the ABP and the bonuses paid to, or accrued on behalf of, the named executive officers. The Compensation Committee does not have the discretion to award bonuses under the ABP if the applicable performance factors have not been met.

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Company Performance Factors: Adjusted EBITDA, Net Sales, and OGSMs

For fiscal year 2021, the Compensation Committee confirmed Adjusted EBITDA, Net Sales, and defined annual goals through an Objectives, Goals, Strategies, Metrics (“OGSM”) system. These performance measures most directly align with the Company‘s operational strategy and generally have the best correlation with stockholder value.

The Adjusted EBITDA and Net Sales results for fiscal year 2021 are set forth below:

	FISCAL YEAR 2021 GOALS ($ MILLIONS)			FISCAL YEAR 2021 RESULTS for ABP ($ MILLIONS)(1)
	THRESHOLD	TARGET	MAXIMUM

Adjusted EBITDA	$178.0 (95% of Target)	$188.0	$208.0 (111% of Target)	$155.5

Net Sales	$1,145.0 (97% of Target)	$1,180.0	$1,227.0 (104% of Target)	$1,171.7

1 — Fiscal	Year 2021 results exclude post-acquisition Festida and R.W. Garcia Net Sales of $9.0M and Adjusted EBITDA of $0.7M that are reflected in the Company total on page 5 above.

The Adjusted EBITDA and Net Sales goals and results were calculated for purposes of the ABP in accordance with pre-established rules established by our Compensation Committee. Net Sales was our GAAP sales excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Adjusted EBITDA was defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization, further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA also excludes the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds.

In 2021, we set forth the below five primary objectives in our OGSM system. Management, under the Compensation Committee’s supervision, then implemented these objectives through specific goals, strategies and individual projects:

∎	Drive productivity and increase margins

∎	Reinvest to accelerate revenue growth

∎	Continue strategic acquisitions

∎	Strengthen organizational capability

∎	Ensure and enhance corporate reputation

Our performance against the OGSM component of the ABP was determined by the Compensation Committee with input by management based on its assessment of performance, using the following:

ASSESSMENT	PAYOUT FOR OGSM COMPONENT

Significantly Exceeds Expectations	150-200%

Exceeded Expectations	120-150%

Met Expectations	80-120%

Below Expectations	50-80%

Unsatisfactory	0-50%

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Individual Performance Factor (IPF)

Each executive officer has individual objectives set at the beginning of the year, as shown below, which are reflective of his or her responsibilities based on his or her role. The Compensation Committee determines an IPF for the Chief Executive Officer based on a review of his performance during the fiscal year. For the other executive officers, the Chief Executive Officer recommends an IPF at the end of the performance year based on the achievement against the individual objectives, and the IPFs are reviewed and approved by the Compensation Committee.

IPF RATING	IPF

Significantly Exceeded Expectations(5)	125-150%

Exceeded Expectations(4)	115-125%

Met Expectations(3)	80-115%

Below Expectations(2)	50-80%

Unsatisfactory(1)	0%

2021 ABP Results

Our actual Net Sales performance, excluding certain acquisition revenue that took place during 2021, was $1,171.7 million, which resulted in an 88% payout for this component of the ABP.

Our actual Adjusted EBITDA performance, excluding certain acquisition EBITDA that took place during 2021, was $155.5 million, which resulted in a 0% payout for this component of the ABP.

Our actual OGSM percentage, awarded by the Board of Directors, resulted in a 65% payout for this component of the ABP. The Compensation Committee assigned this payout component because we fell short of several of our aggressive 2021 revenue growth goals and did not increase margins. However, they determined that our performance in other key objectives met or exceeded expectations. This assessment is consistent with our pay-for-performance philosophy.

The Compensation Committee evaluated the individual contributions of our named executive officers in addition to their efforts in delivering our overall results and operational goals. In evaluating the individual performance of our named executive officers, the following scores were determined based on performance against individual objectives:

∎

Mr. Lissette received an 80% score for his individual objectives due to the Company’s overall EBITDA results for the year. Performance highlights for Mr Lissette included strategically leading the business through significant supply chain, inflation, COVID, and labor challenges this year. Mr. Lissette also led the Company’s integration of multiple acquisitions that will lead to long-term benefits for the business.

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Mr. Devore received a 100% score for his individual objectives, with performance highlights including meaningfully upgrading the talent structure and capability of the supply chain team through internal reorganization and new hires, sourcing and closing several important acquisitions that expand geographic reach and enhance supply chain capabilities, and helping to deliver sales growth amid a very challenging supply chain environment.

∎

Mr. Kataria received a 100% score for his individual objectives, with performance highlights including successfully leading the company’s first ERP integration, as well as building a strong finance team to successfully transition into public company responsibilities while seamlessly transitioning to Chief Financial Officer duties.

∎

Mr. Schreiber received a 100% score for his individual objectives, with performance highlights including cross-functional collaboration to deliver growth on top of a prior sales record-setting 2020. He also developed key talent and organizational strength to deliver stronger trade systems, successful ERP implementation, and enhanced customer engagement.

∎

Mr. Chambers received an 80% score for his individual objectives, with performance highlights including achieving the Net Sales plan for Truco On The Border® tortillas despite co-packer and supply chain constraints. He also successfully launched seven new Truco consumer-preferred innovation platforms in 2021 that are achieving revenue plan and retailer velocity hurdles. Mr. Chambers’ score also reflects below-plan contributions to earnings from the portfolio he oversees.

∎

Mr. Lawrence received a 100% score for his individual objectives, with performance highlights including successfully integrating Truco On The Border® tortilla production into two legacy Utz plants, managing supply chain costs during a period of significant supply disruption and inflation, and relieving the constricted demand on the Truco co-manufacturing network.

2022 PROXY STATEMENT 33

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Based upon the Company score and the individual scores, the 2021 ABP Awards were calculated as follows:

NAMED EXECUTIVE OFFICER	BASE SALARY ($)	TARGET (%)	ADJUSTED EBITDA SCORE (%)	NET SALES SCORE (%)	OGSM (%)	IPF (%)	2021 ANNUAL BONUS ($)

Dylan Lissette	750,000	100	0	88	65	80	236,400

Cary Devore	500,000	75	0	88	65	100	147,750

Ajay Kataria	450,000	75	0	88	65	100	132,975

Mark Schreiber	418,000	60	0	88	65	100	98,873

Shane Chambers	417,500	60	0	88	65	80	78,958

Tucker Lawrence	413,000	60	0	88	65	100	97,633

Annual bonuses for 2021 were approved by the Committee and payments will be paid to the participants on April 4, 2022.

Long-Term Incentives

2020 Omnibus Equity Incentive Plan

In connection with the consummation of the Business Combination, we adopted, with stockholder approval, the 2020 Omnibus Equity Incentive Plan, so that we can provide our named executive officers and other key associates with equity-based, long-term incentives. The equity awards are also subject to service conditions, which are more fully described below, that are meant to serve as a retention tool.

In 2021 we did not grant awards under the 2020 Omnibus Equity Incentive Plan to our named executive officers due to the timing of awards following the Business Combination and in order to provide the Company an opportunity to implement a regular grant schedule.

Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term stockholder value. The ultimate value received by option holders is directly tied to increases in our stock price, and the stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-term total return to our stockholders. The number of options awarded to each executive is based on an award value that is fixed at the date of grant.

Performance Share Units

Our performance share units (“PSUs”) provide the participant with the opportunity to earn shares of our Class A Common Stock if we achieve certain thresholds with respect to relative total stockholder return. The number of shares subject to the performance share units that vest and are settled at the end of each performance period is based on the Company’s cumulative total stockholder return relative to the total stockholder returns of members of a performance peer group.

In connection with PSU awards, the Compensation Committee approves a performance peer group, which is generally our peer group at the time of award, as a means of establishing performance targets for such awards. At the end of the performance period, the Company’s total stockholder return position will be ranked relative to the total stockholder returns of each member of the performance peer group. Our performance is measured against the companies in the performance peer group that remain within the performance peer group for the entire performance period.

The total number of performance share units that vest is based on the ranking of our total stockholder return relative to the total stockholder return of each of our peer companies, and ranges from a 200% payout for ranking in the 90th percentile or above, to 100% payout for ranking at the 50th percentile, 50% payout for ranking at the 30th percentile, and 0% payout for ranking below the 30th percentile with percentiles interpolated between these payouts.

Performance share units that become vested also entitle the holder to be credited with dividend equivalent payments in cash, with such dividend equivalents payable when, and to the extent, the performance share units are settled (or such accrued dividend equivalents will be forfeited to the extent the performance share units are forfeited).

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

2020 Long-Term Incentive Plan (“2020 LTIP”)

Prior to the Business Combination, Utz Quality Foods, LLC (“Utz Quality Foods”) maintained a 2018 Long-Term Incentive Plan (the “2018 LTIP”). In connection with the Business Combination, each participant in the 2018 LTIP was offered the opportunity to, and ultimately elected to convert his or her 2018 LTIP awards into restricted stock units under the 2020 LTIP (the “2020 LTIP RSUs”).

2018 LTIP:

The 2018 LTIP was intended to reward participants based on appreciation in the equity values of our business through the issuance of Phantom Units to participants. The Phantom Units represent an award of an unfunded, unsecured promise by us to pay to each participant a value equal to one ten thousandth of (x) the fair market value of the equity interests of our business plus $300,000,000, less (y) a specified hurdle value determined by the administrator of the 2018 LTIP, subject to certain automatic adjustments. The value represented by the portion of each Phantom Unit that has become vested under each Phantom Unit award will be paid no later than 30 days following a distribution event, which occurs upon the earlier of a change in control of Utz Quality Foods or December 31, 2021. The consummation of the Business Combination was not a change in control of Utz Quality Food under the 2018 LTIP.

Prior to the conversion of the Phantom Units into 2020 LTIP RSUs (as described further below), each award of Phantom Units granted to the named executive officers vested 20% on December 31 of each calendar year and becomes fully vested on December 31, 2021, provided that any participant in the 2018 LTIP will forfeit the vested and unvested portion of his or her Phantom Unit award upon his or her termination by us for cause (as defined in the 2018 LTIP) or voluntarily by the participant without our consent other than for good reason (as defined in the 2018 LTIP), or violation of certain restrictive covenants by the participant as set forth more fully in the 2018 LTIP. If a change in control of Utz Quality Foods were to occur prior to December 31, 2021, and either (i) the participant is an employee as of the date of such change in control or (ii) the participant was an employee within 180 days prior to the date of such change in control and the participant’s employment was terminated for any reason before the date of such change in control, other than termination by us for cause or voluntary termination by the participant without our written consent other than for good reason, then such participant’s Phantom Units would have become 100% vested.

The value, if any, that would have been required to be paid by us following a distribution event would have been paid in cash or, in the event the distribution event was a change in control and a portion of the consideration paid pursuant to such change in control is stock listed on a public securities exchange, we would have been entitled to elect to pay a proportionate percentage of the aggregate consideration that is paid for a Phantom Unit in the form of such stock. Pursuant to an amendment to and restatement of the 2018 LTIP into the 2020 Long-Term Incentive Plan (the “2020 LTIP”) that became effective upon the consummation of the Business Combination, the value, if any, to be paid by us following a distribution event, may be paid in the form of cash, publicly traded stock that is listed on a securities exchange, or partly in cash and partly in publicly traded stock that is listed on a securities exchange.

2020 LTIP RSUs:

In connection with the Business Combination, each participant in the 2018 LTIP was offered the opportunity to, and ultimately elected to, convert his or her Phantom Units into 2020 LTIP RSUs. Participants in the 2018 LTIP who elected to convert their Phantom Units into restricted stock units under the 2020 LTIP will also have their restricted stock units vested in full, provided that any participant in the 2020 LTIP will forfeit the vested and unvested portion of his or her 2020 LTIP RSUs upon his or her termination by us for cause or voluntary termination by the participant without our consent other than for good reason, or violation of certain restrictive covenants by the participant. The conversion of the 2018 LTIP Phantom Units was accounted for as a modification under ASC 718. The 2020 LTIP RSUs are equity-classified due to settlement being in shares. All 2020 LTIP RSUs settled January 3, 2022.

2021 Employee Stock Purchase Plan

During fiscal year 2021, we adopted, with stockholder approval, the 2021 Employee Stock Purchase Plan (the “ESPP”), so that we can provide eligible employees of Utz (and certain designated affiliates) with an opportunity to purchase shares of our Class A Common Stock.

By means of the ESPP, we seek to retain the services of our employees, including our officers and certain directors, and to provide incentives for such persons to exert maximum efforts for our success. The ESPP accomplishes this purpose by permitting eligible employees to purchase shares of Class A Common Stock from us at a discount from the market price and to pay for such shares through payroll deductions.

2022 PROXY STATEMENT 35

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

1,500,000 shares of our Class A Common Stock were initially reserved for issuance under the ESPP, 128,594 of which were sold to eligible employees during fiscal year 2021 and 1,371,406 of which remain available for issuance as of the last day of fiscal year 2021. The ESPP permits our eligible employees and employees of our designated subsidiaries, which we refer to each as a “Participating Company”, to purchase our Class A Common Stock at a purchase price not less than 85% of the lesser of (i) the “fair market value” of a share on the first day of a purchase period, rounded up to the nearest whole cent per share and (ii) the “fair market value” of a share on the purchase date of such purchase period, rounded up to the nearest whole cent per share, subject to limits set by the Internal Revenue Code of 1986, as amended (the “Code”) and the ESPP. See “Equity Compensation Plan Information” for additional information regarding shares available for issuance under the ESPP. Subject to the preceding limitations, the administrator will determine the actual amount of the discounted purchase price. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

Covenants and Clawback

Each of the executives who is granted an option or a performance share unit is subject to restrictive covenants related to non-competition and non-solicitation for six months following any termination of employment (or, if longer, the period in respect of which the executive receives severance benefits) and covenants for an indefinite period of time covering confidentiality and non-disparagement. Under the award agreements, if the Compensation Committee determines in good faith that the participant has breached or threatened to breach any restrictive covenant, the participant will be required to pay us an amount equal to the proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Employment Arrangements

Except as described below, we have not entered into employment offer letters or employment agreements with our named executive officers. Except as described below and in “Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits,” each of the named executive officers is employed on an at-will basis. The summaries below are qualified in their entirety by reference to the actual text of the applicable offer letter, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

Dylan Lissette Offer Letter

Upon the consummation of the Business Combination, Mr. Lissette accepted an offer letter to serve as our Chief Executive Officer (the “Lissette Offer Letter”). Following the Closing of the Business Combination, Mr. Lissette’s service to us commenced on an at-will basis, subject to the terms and conditions set forth in the Lissette Offer Letter. Mr. Lissette’s initial base salary following the Business Combination is $750,000 and subject to annual review by the Compensation Committee. Mr. Lissette is also eligible to participate in our ABP, subject to the terms and conditions approved by the Compensation Committee. The target bonus is 100% of Mr. Lissette’s annual base salary, with a maximum bonus equal to 200% of his annual base salary. Mr. Lissette is also eligible to participate in the 2020 Omnibus Equity Incentive Plan. Mr. Lissette’s initial grant under the 2020 Omnibus Equity Incentive Plan consisted of a stock option to purchase up to 149,204 shares of Class A Common Stock and performance share units, which settle into 49,735 shares of Class A Common Stock at 50th percentile performance. See “Long Term Incentives — 2020 Omnibus Equity Incentive Plan.” In addition, Mr. Lissette is eligible to participate in the Utz Brands, Inc. Change in Control Severance Benefit Plan, which provides for severance in connection with certain qualifying terminations, including qualifying terminations in connection with a change in control, as described in greater detail under “Severance, Change of Control and Other Termination-Related Programs — Change in Control, Severance and Retirement Benefits.” Mr. Lissette is also able to participate in other Utz benefit programs consistent with other associates.

Ajay Kataria Offer Letter

Pursuant to an offer letter dated June 27, 2017, Mr. Kataria joined Utz Quality Foods as Senior Vice President of Finance. Mr. Kataria became the Executive Vice President, Finance & Accounting in July 2019, and was appointed to the position of Executive Vice President & Chief Financial Officer in October 2021. Mr. Kataria’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $260,000 for the period beginning on his hire date. Mr. Kataria’s offer letter also provides for a one-time signing bonus of $125,000 and eligibility to receive an annual bonus of up to 20% of his annual base salary. Mr. Kataria’s offer letter also provides that he is eligible to participate in the 2018 LTIP. See “Long Term Incentives — 2020 Long-Term Incentive Plan” for a description of awards initially granted under the 2018 LTIP. Mr. Kataria is also eligible to receive severance in certain circumstances. See “Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits.” We also permit Mr. Kataria to participate in the Utz Quality Foods, LLC Profit Sharing/401(k) Plan — see “Severance, Change of Control and Other Programs — Profit Sharing/401(k) Plan” — under which we match 20% of Mr. Kataria’s salary deferrals up to a limit of 6% of his wages and may make discretionary profit sharing contributions.

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EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Mark Schreiber Offer Letter

Pursuant to an offer letter, effective April 12, 2017, Mr. Schreiber joined Utz Quality Foods as Chief Customer Officer. Mr. Schreiber became the Executive Vice President & Chief Customer Officer, Sales and Marketing in October 2020. Mr. Schreiber’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $375,000 for the period beginning on his hire date. Mr. Schreiber’s offer letter also provides for a one-time signing bonus of $250,000, reimbursement of reasonable relocation expenses up to $130,000, and eligibility to participate in our annual bonus program. Mr. Schreiber’s offer letter also provides that he is eligible to participate in the 2018 LTIP. See “Long Term Incentives — 2020 Long-Term Incentive Plan” for a description of awards initially granted under the 2018 LTIP. Mr. Schreiber is also eligible to receive severance in certain circumstances. See “Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits.” We also permit Mr. Schreiber to participate in the Utz Quality Foods, LLC Profit Sharing/401(k) Plan — see “Severance, Change of Control and Other Programs — Profit Sharing/401(k) Plan” under which we match 20% of Mr. Schreiber’s salary deferrals up to a limit of 6% of his wages and may make discretionary profit sharing contributions.

Shane Chambers Offer Letter

Pursuant to an offer letter, effective June 7, 2021, which offer letter supersedes any prior offer letters between Mr. Chambers and the Company or its subsidiaries, Mr. Chambers joined Utz Quality Foods as Executive Vice President, Chief Growth Officer. Mr. Chambers’ offer letter sets forth the principal terms and conditions of his employment, including a salary of $417,500 per year, for the period beginning on June 7, 2021. Mr. Chambers’ offer letter also provides that he will be eligible for an annual bonus target of 60% of his base salary, and provided the relevant calculations for purposes of determining Mr. Chambers’ 2021 annual bonus calculations in light of his 2021 salary adjustment. Mr. Chambers’ offer letter also provided for a signing bonus of $275,000. Mr. Chambers’ offer letter also provides that he is eligible to participate in the 2020 Omnibus Equity Incentive Plan, with each grant under the 2020 Omnibus Equity Incentive Plan to be split equally between stock options and PSUs. See “Long Term Incentives – 2020 Omnibus Equity Incentive Plan” for a discussion of our the 2020 Omnibus Equity Incentive Plan. Pursuant to Mr. Chambers’ offer letter, based on the Company’s current compensation structure and subject to the Company’s Compensation Committees approval, beginning in January 2022 and in subsequent years, he will be eligible for grants of PSUs and stock options split equally at a level targeted to up to 75% of his annual base salary. Mr. Chambers is also eligible to receive severance in certain circumstances. See “Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits.” We also permit Mr. Chambers to participate in the Utz Quality Foods, LLC Profit Sharing/401(k) Plan — see “Severance, Change of Control and Other Programs — Profit Sharing/401(k) Plan”— under which we match 20% of Mr. Chambers’ salary deferrals up to a limit of 6% of his wages and may make discretionary profit sharing contributions. Mr. Chambers has announced his intention to resign as an executive officer of Utz effective in April of 2022.

Deferred Compensation Plan

We maintain a nonqualified deferred compensation plan, the Utz Quality Foods, Inc. Nonqualified Deferred Compensation Plan, which became effective January 1, 2008, and amends and restates a prior plan, which became effective March 24, 1998. The plan permits each associate selected by us to participate in the plan to defer from base salary up to the lesser of $999,999 or 50% of the participant’s base salary, and the full annual bonus, if any, paid to such associate. Amounts contributed to the plan by the participant are fully vested at the time of contribution. The contributed amounts are held in a grantor trust by us and invested pursuant to instruction by the participants. Except in connection with an unforeseeable emergency, death, disability, or if we decide to distribute all amounts credited to a participant’s account in connection with a change in control, the amounts credited to such participant’s account will not be distributed until either a date specified by the participant or the participant’s separation from service from our company. Distributions from the participant’s account may be made either in a lump sum or monthly payments over a period that may be between one year and five years.

Severance, Change of Control and Other Programs

Profit Sharing/401(k) Plan

We maintain a contributory 401(k) retirement plan, the Utz Quality Foods, LLC Profit Sharing/401(k) Plan, which was amended and restated December 31, 2021. The plan covers most of our associates, including our named executive officers. Eligible associates may contribute up to 50% of their salary to the plan, subject to limitations under applicable federal tax laws. In fiscal year 2021, the plan provided for matching contributions of up to 20% of deferrals made by most participants, not to exceed 6% of the participant’s wages. The matching contribution formula is applied on a payroll-to-payroll basis. In addition, we may make discretionary, or profit sharing, contributions to the plan. The aggregate contributions, both matching contributions and discretionary contributions, in 2021 were $5.7 million, of which $1.8 million represented matching contributions and $3.9 million represented discretionary contributions.

2022 PROXY STATEMENT 37

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

Change in Control, Severance and Retirement Benefits

Our severance plans provide benefits in the form of a temporary source of income in the event an executive officer is involuntarily separated from service. We believe our severance benefits are generally consistent with competitor companies of comparable size and provide a bridge of pay and benefits to assist displaced executives in finding future employment. The summary of the plans described below are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

Utz Brands, Inc. Executive Severance Benefit Plan

Upon the consummation of the Business Combination, we implemented the Utz Brands, Inc. Executive Severance Benefit Plan. Under the plan, we provide severance benefits to our Executive Leadership Team (generally, consisting of each of our Executive Officers — see “Executive Officers of Utz Brands, Inc.” — in this instance, other than the Chief Executive Officer) and each member of the Executive Officer Team with the title of Senior Vice President. Subject to the execution and non-revocation of a release and non-competition agreement by an eligible employee, upon a qualifying termination and satisfaction of each of the other conditions set forth in the plan, (x) an eligible employee who is a member of the Executive Leadership Team will receive in equal installments 100% of his or her annual base salary in the form of payroll continuation payments beginning on the first day of the payroll period immediately following both the termination date and the date on which the release and non-competition agreement becomes effective and non-revocable (the “Payment Commencement Date”) and ending on the one-year anniversary of the Payment Commencement Date, and (y) an eligible employee who is a member of the Executive Officer Team with a title of Senior Vice President will receive in equal installments 50% of his or her annual base salary in the form of payroll continuation payments beginning on the Payment Commencement Date and ending on the six-month anniversary of the Payment Commencement Date or the termination date.

In addition, if an eligible employee experiences a termination qualifying under the plan and on the termination date was eligible to earn a performance based annual cash bonus in respect of the fiscal year in which the termination date occurs, the eligible employee will receive a payment equal to the annual bonus, calculated based on actual performance during the applicable performance period as though the eligible employee continued in our employment. Such payment will be prorated based on the number of days during the applicable performance period that the eligible employee was employed by us, and paid at the time that annual bonuses are paid to our active employees. Eligible employees will also receive outplacement services during the severance period and are permitted to continue certain health and welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months following the termination date.

Only members of our Executive Leadership Team who terminate their employment with good reason or any eligible employee whose employment is terminated by us or our affiliates (other than for cause and other than during an eligible employee’s disability) will receive severance under the plan, unless the eligible employee is offered comparable employment by us or any of our affiliates.

In the event that an eligible employee becomes entitled to receive or receives any payments, options, awards or benefits under the plan or any other plan, agreement, or arrangement with us, or with any person whose actions result in a change in control or an affiliate of such person that may separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code (“Code”) and it is determined that, but for the terms of the plan, any of the payments will be subject to an excise tax pursuant to Section 4999 of the Code, we will pay to the eligible employee either (i) the full amount of the payment or (ii) an amount equal to the payments reduced by the minimum amount necessary to prevent any portion of the payments from being an “excess parachute payment,” which ever of the foregoing amounts results in the receipt by the eligible employee, on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of the payments may be subject to the excise tax.

Utz Brands, Inc. Change in Control Severance Benefit Plan

Upon the consummation of the Business Combination, we implemented the Utz Brands, Inc. Change In Control Severance Plan. Under the plan, we will provide severance benefits to the Chief Executive Officer and each other member of our Executive Leadership Team and other executives selected on an individual basis. Subject to the execution and non-revocation of a release and non-competition agreement by an eligible employee upon a termination of employment of an eligible employee (a) either (i) by us (other than for cause and other than during an eligible employee’s disability), (ii) by such eligible employee for good reason, in each case within the 90 days prior or two years following a change in control, or (b) at the request of an acquirer or potential acquirer in connection with, or prior to, a change in control (a “Change in Control Termination”), provided, that, any termination of the employment of such eligible employee will not be considered a Change in Control Termination if the eligible employee is offered comparable employment by us or any of our affiliates, and satisfaction of each of the other conditions set forth in the plan, (x) the Chief Executive Officer will receive in equal installments 200% of the sum of his or her annual base

38

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

salary and target annual cash bonus in the form of payroll continuation payments, beginning on the Payment Commencement Date and ending on the two-year anniversary of the Payment Commencement Date, and (y) an eligible employee who is a member of the Executive Leadership Team will receive in equal installments 150% of the sum of his or her annual base salary and target annual cash bonus in the form of payroll continuation payments beginning on the Payment Commencement Date and ending on the 18-month anniversary of the Payment Commencement Date. Other participants, if any, will receive such amounts as determined by the Compensation Committee. In addition, in the event the Chief Executive Officer experiences a good reason termination or experiences a termination of employment by us other than for cause and other than during the Chief Executive Officer’s disability, that is not a Change in Control Termination (a “Chief Executive Officer Non-Change in Control Termination”), then beginning on the Payment Commencement Date and ending on the last day of the 18-month anniversary of the Payment Commencement Date, the Chief Executive Officer will be entitled to receive in equal installments 150% of his or her annual base salary in the form of payroll continuation payments.

In addition, if an eligible employee experiences a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination and on the termination date was eligible to earn a performance based annual cash bonus in respect of the fiscal year in which the termination date occurs, the eligible employee will receive a payment equal to the annual bonus, calculated based on actual performance during the applicable performance period as though the eligible employee continued in our employment. Such payment will be prorated based on the number of days during the applicable performance period that the eligible employee was employed by us and paid at the time that annual bonuses are paid to our active employees. Upon a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination, eligible employees will also receive outplacement services during the severance period and continuation of welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months following the termination date.

In the event that an eligible employee becomes entitled to receive or receives any payments, options, awards or benefits under the plan or any other plan, agreement, or arrangement with us, or with any person whose actions result in a change in control or an affiliate of such person that may separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Code and it is determined that, but for the terms of the plan, any of the payments will be subject to an excise tax pursuant to Section 4999 of the Code, we will pay to the eligible employee either (i) the full amount of the payment or (ii) an amount equal to the payments reduced by the minimum amount necessary to prevent any portion of the payments from being an “excess parachute payment,” whichever of the foregoing amounts results in the receipt by the eligible employee, on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of the payments may be subject to the excise tax.

Stock Ownership

One of the key objectives of our executive compensation program is to align the interests of our directors, and our executive officers including our Chief Executive Officer, with the long-term interests of our stockholders. We believe that an effective way of achieving this alignment is to ensure that each of our directors and executive officers is a stockholder and has a significant financial interest in our business. In order to ensure that directors and executive officers have a significant financial interest in our business, our Board of Directors adopted Stock Ownership Guidelines, which require our Chief Executive Officer, executive officers, and our directors, to own securities having a certain value equal to their base salary or Board retainer, as applicable. In setting stock ownership guidelines for our executive officers, we have implemented separate guidelines for our Chief Executive Officer, our Executive Leadership Team (meaning any employee with a title of “Executive Vice President,” or above (excluding the Chief Executive Officer), and any other employee designated by the Compensation Committee of the Company from time to time), and our Executive Officer Team (meaning any employee with a title of “Senior Vice President,” and any other employee designated by the Compensation Committee of the Company from time to time). Our Stock Ownership Guidelines require our Chief Executive Officer, Executive Leadership Team, Executive Officer Team, our Chairman and our non-employee directors to own our securities having a value equal to the amounts set forth below:

Chief Executive Officer	6 times his or her annual base salary

Members of the Company’s Executive Leadership Team	3 times his or her annual base salary

Members of the Company’s Executive Officer Team	1 times his or her annual base salary

Chairman	6 times the annual Board retainer

Non-employee Director and Chairman Emeritus	5 times the annual Board retainer

If the Chief Executive Officer is below the annual Minimum Ownership Guidelines in any given review year, he/she shall retain (and not sell) 100% of any eligible shares provided to him/her pursuant to any Company Restricted Stock Unit or Performance Stock Unit award (or any other similar awards) after required tax withholding obligations.

2022 PROXY STATEMENT 39

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  COMPENSATION DISCUSSION AND ANALYSIS

If a member of the Executive Leadership Team or Executive Officer Team is below the annual Minimum Ownership Guidelines in any given review year, he/she shall retain (and not sell) at least 50% of any eligible shares provided to them pursuant to any Company Restricted Stock Unit or Performance Stock Unit award (or any other similar awards) after required tax withholding obligations.

If a Director is below the annual Minimum Ownership Guidelines in any given review year, he/she shall retain (and not sell) 100% of any eligible shares provided to him/her pursuant to any Company Restricted Stock Unit or Performance Stock Unit award (or any other similar awards.

Annual review of compliance with the above guidelines will occur annually each June. The Company recognizes that from time to time circumstances may arise that require special consideration. Therefore, the Compensation Committee of the Board may provide exceptions to these ownership guidelines and retention requirements. For purposes of these stock ownership guidelines, eligible shares shall include Company Class A Common Stock and securities convertible into shares of Class A Common Stock. Unvested or unearned performance stock units and unexercised stock options are not considered eligible shares and do not count towards the ownership guidelines.

Restrictions on Short Sales or Speculative Transactions by All Directors and Associates.

See “Corporate Governance — Corporate Governance Policies — Restrictions on Short Sales or Speculative Transactions by All Directors and Associates” for a description of our restrictions on short sales or speculative transactions by all of our Directors and associates.

REPORT OF COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its 2021 fiscal year.

Jason Giordano (Chair)

John Altmeyer

Craig Steeneck

Pamela Stewart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2021 were Jason Giordano, John Altmeyer and Craig Steeneck, each of whom served for all of fiscal 2021. No member of this committee was at any time during fiscal 2021, or at any time, an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2021.

40

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to the Company, or any of our subsidiaries, for the last three completed fiscal years.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)		BONUS ($)(1)	STOCK AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Dylan Lissette Chief Executive Officer	2021	769,503		195	—	236,400	6,211	1,012,309
	2020	1,295,844		365	2,999,856	2,383,056	16,620	6,695,741
	2019	1,512,469	(5)	625,030	—	—	98,844	2,236,343

Cary Devore Executive Vice President, Chief Operating Officer	2021	500,000		195	—	147,750	4,000	651,945
	2020	501,923		365	1,528,959	738,750	11,400	2,781,397
	2019	387,366		481,610	843,955	—	33,673	1,746,604

Ajay Kataria Executive Vice President, Chief Financial Officer	2021	395,777		195	—	132,975	6,939	535,886

Mark Schreiber Executive Vice President, Chief Customer Officer	2021	421,364		195	—	98,873	7,194	527,626
	2020	421,597		365	1,193,247	472,079	19,361	2,106,649

Shane Chambers Executive Vice President, Chief Growth Officer	2021	406,944		300,195	—	78,958	6,968	793,065

Tucker Lawrence Executive Vice President, Chief Supply Chain Officer	2021	413,000		195	—	97,633	6,507	517,335

(1)

In accordance with the SEC’s rules, the amount disclosed reflects bonus compensation earned with respect to such fiscal year, whether or not actually paid in such fiscal year. The bonus amounts listed in the bonus column for fiscal years 2021 and 2020 with respect to each named executive officer reflect a broad-based bonus paid to our associates episodically across fiscal years 2021 and 2020. The bonus amount listed in the bonus column for fiscal year 2019 with respect to each named executive officer for 2019 includes (i) a bonus paid in the discretion of our management team in recognition of the named executive officer’s contribution to several company factors, including our annual Adjusted EBITDA, Adjusted Net Sales, and acquisition and integration efforts, and personal performance factors, including leadership, strategic planning, execution and contribution to financial goals, (ii) a discretionary bonus paid to each such named executive officer in recognition of consummating the acquisition of each of Kennedy and Kitchen Cooked and (iii) a broad-based bonus paid to our associates episodically across fiscal year 2019.

(2)

Amounts set forth in this column represent the aggregate grant date fair value of equity awards granted to each named executive officer, in accordance with Accounting Standards Codification Topic No. 718. For fiscal year 2020, such amounts also include the stock-based compensation modification expense associated with the conversion of the Phantom Units under the 2018 LTIP into 2020 LTIP RSUs. For a discussion of the assumptions made in such valuation of the equity awards reported in this column with respect to fiscal year 2020, see Note 1 “Operations and Summary of Significant Accounting Policies” to our audited financial statements for the fiscal year ended January 3, 2021, included in our Annual Report on Form 10-K. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column with respect to fiscal year 2019 are set forth under the heading “— Valuation of Phantom Units.” For details regarding the vesting conditions of these equity awards, see the “— Outstanding Equity Awards at Fiscal Year-End” table below. In 2021 we did not grant awards under the 2020 Omnibus Equity Incentive Plan to our named executive officers due to the timing of awards following the Business Combination and in order to provide the Company an opportunity to implement a regular grant schedule.

(3)

Represents annual performance-based cash incentives. For a discussion of the determination of these amounts, please see the section entitled “Annual Cash Short-Term Incentive Award Program (“Annual Bonus Plan” or “ABP”).”

(4)

The amounts listed under “All Other Compensation” column for fiscal year 2021 include: (i) matching contributions by us under the Utz Quality Foods, LLC Profit Sharing/401(k) Plan and (ii) other perquisites and personal benefits and details about these amounts are set forth in the table below:

NAME	CONTRIBUTIONS UNDER PROFIT SHARING/401(K) PLAN ($)(a)	OTHER ($)		TOTAL ($)

Dylan Lissette	$6,211			$ 6,211

Cary Devore	4,000			4,000

Ajay Kataria	6,939			6,939

Mark Schreiber	7,194	3,357	(b)	10,551

Shane Chambers	6,968			6,968

Tucker Lawrence	6,507			6,507

(a)	Amounts listed in this column reflect matching contributions by us under the Utz Quality Foods, LLC Profit Sharing/401(k) Plan.

(b)	Mr. Schreiber was subject to income recognition for personal use of a company automobile.

2022 PROXY STATEMENT 41

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  SUMMARY COMPENSATION TABLE

Valuation of Phantom Units

In the absence of a public trading market for our securities prior to the consummation of the Business Combination, the administrator of the 2018 LTIP determined the estimated fair value of the equity-based compensation awards at the date of grant based upon several factors, including its consideration of input from management and contemporaneous third-party valuations.

The assumptions we used in the valuation models are highly complex and subjective. We base our assumptions on future expectations combined with management judgment and considered numerous objective and subjective factors to determine the fair value of the Phantom Units as of the grant date including, but not limited to, the following factors:

∎	Lack of marketability;

∎	Our actual operating and financial performance;

∎	Current business conditions and projections;

∎	The U.S. capital market conditions; and

∎	Likelihood of achieving a liquidity event, such as the Business Combination, given prevailing market conditions.

The valuation of the equity-based compensation awards involved a two-step process. First, we determined our business enterprise value using a total enterprise value based on the income approach, specifically a discounted cash flow, or DCF, analysis, and two variations of the market approach, specifically the guideline publicly traded company method and the merged and acquired company method. The values determined by the income and the market approaches were comparable and were accorded weights of 45%, 45% and 10%, respectively. Second, the business total equity value was allocated among the securities that comprised our capital structure using the Option-Pricing Method, or “OPM”. See below for a description of the valuation and allocation methods.

The DCF analysis required the development of forecasted future cash flows, including our sales, expenses, depreciation, capital expenditure and working capital needs. Since prior to the Closing of the Business Combination we did not pay corporate level income tax, we valued the business from an exit perspective of a market participant and applied a 30.0% effective cash tax rate in the analysis. The discrete forecast period analyzed extends to the point at which we will be expected to have an annual long- term growth rate of 2.0%, roughly commensurate with analyst U.S. gross domestic product growth expectations. We computed the debt-free cash flow for each projected fiscal year by adjusting the projected financial information for depreciation, capital expenditures and incremental working capital. The projected cash flows of the discrete forecast period are discounted to a present value employing a discount rate that properly accounts for the estimated market weighted average cost of capital. Finally, an assumption is made regarding the sustainable long-term rate of growth beyond the discrete forecast period, and a residual value is estimated and discounted to a present value. The sum of the present value of the discrete cash flows and the residual, or “terminal” value represents the estimated fair value of our total enterprise value. This value is then adjusted for non-operational assets, liabilities and interest bearing debt to conclude our total equity value.

The financial forecasts prepared took into account our past results and expected future financial performance. There is inherent uncertainty in these estimates as the assumptions used are highly subjective and may change as a result of new operating data and economic and other conditions that may impact our business.

Once our total equity value is estimated, it is then allocated among our various classes of securities to arrive at the fair value of the awards. For this allocation, the OPM was used for all grants of Phantom Units. The OPM entails allocating the total equity value to the various equity classes based upon their respective claims on a series of call options with strike prices at various value levels depending upon the rights and preferences of each class. A Black-Scholes option pricing model is employed to value the call options.

The following table summarizes the key assumptions used in the OPM allocation as of December 29, 2019:

ASSUMPTIONS:

Time to liquidity event	2 years

Volatility	35.00%

Risk-free rate	1.60%

Dividend yield	0.00%

Lack of marketability discount	10.00%

42

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  SUMMARY COMPENSATION TABLE

The expected term of two years represents management’s expected time to a liquidity event as of the valuation date. The volatility assumption is based on the estimated stock price volatility of a peer group of comparable public companies over a similar term. The risk-free rate is based on the yields of U.S. Treasury securities with maturities similar to the expected term. As of December 29, 2019, we used an expected dividend yield of zero, as we did not plan to pay cash dividends with respect to the Phantom Units in the foreseeable future.

The value derived from the OPM model was reduced by a 10.00% lack of marketability discount in the determination of fair values of the awards at the grant date. A discount for lack of marketability was applied to reflect the increased risk arising from the inability to readily sell the equity awards.

GRANT OF PLAN BASED AWARDS — FISCAL 2021

In 2021 the Company did not grant awards under the 2020 Omnibus Equity Incentive Plan to our named executive officers due to the timing of awards following the Business Combination and in order to provide the Company an opportunity to implement a regular grant schedule.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	OPTION AWARDS						STOCK AWARDS

NAME	GRANT DATE FOR OPTIONS	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($/ SHARE)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(#)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED($)(3)

Dylan Lissette	8/29/2020	149,204	149,204	—	16.34	08/28/2030	119,454	1,905,291	49,735	793,273

Cary Devore	8/29/2020	37,301	37,301	—	16.34	08/28/2030	134,011	2,137,475	12,434	198,322

Ajay Kataria	8/29/2020	18,651	18,651	—	16.34	08/28/2030	94,193	1,502,378	6,217	99,161

Mark Schreiber	8/29/2020	30,893	30,893	—	16.34	08/28/2030	119,454	1,905,291	10,298	164,253

Shane Chambers	—	—	—	—	—	—	—	—	—	—

Tucker Lawrence	8/29/2020	30,811	30,811	—	16.34	08/28/2030	119,454	1,905,291	10,270	163,806

(1)

The shares of Class A Common Stock subject to the stock options granted on August 29, 2020 vest and become exercisable under the following schedule: 50% of the shares subject to the stock option vest and become exercisable on December 31, 2022 and 50% of the shares subject to the stock option vest and become exercisable on December 31, 2023, subject to the participant’s continuous employment through such dates and subject to certain conditions as detailed in our 2020 Omnibus Equity Incentive Plan.

(2)

Each 2020 LTIP RSU granted to the named executive officers will be forfeited upon his or her termination by us for cause or voluntarily by the participant without our consent other than for good reason, or violation of certain restrictive covenants by the participant. If a change in control of Utz Quality Foods under the terms of the 2020 LTIP occurs prior to December 31, 2021, the 2020 LTIP RSUs will become 100% vested, subject to forfeiture as described above.

(3)	Market value is based upon the closing market price of our Class A Common Stock on December 31, 2021, the last trading day prior to the last day of fiscal year 2021.

(4)

Reflects performance share units granted on November 2, 2020. Our performance share units provide the participant with the opportunity to earn shares of our Class A Common Stock if we achieve certain thresholds with respect to relative total stockholder return. The performance share units granted on November 2, 2020 consist of two performance periods, each with respect to 50% of the target shares subject to the performance share unit. The first performance period is from August 31, 2020 through December 31, 2022 and the second performance period is from August 31, 2020 to December 31, 2023. In 2021 we did not grant awards under the 2020 Omnibus Equity Incentive Plan to our named executive officers due to the timing of awards following the Business Combination and in order to provide the Company an opportunity to implement a regular grant schedule. See “Compensation Discussion and Analysis — Long-Term Incentives — 2020 Omnibus Equity Incentive Plan — Performance Share Units” for further information.

Option Exercises and Stock Vested — Fiscal Year 2021

No stock options were exercised by the named executive officers nor were any shares acquired by the named executive officers through vesting of restricted stock units during fiscal 2021.

2022 PROXY STATEMENT 43

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2021

NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2021

The following table shows the contributions and earnings during fiscal 2021, and account balance as of January 2, 2022, for named executive officers under the Utz Quality Foods, Inc. Nonqualified Deferred Compensation Plan.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END ($)(4)

Dylan Lissette	$0	$0	$36,135	$0	$320,139

Cary Devore	$0	$0	$6,097	$0	$50,292

Ajay Kataria	$0	$0	$2,129	$0	$15,463

Mark Schreiber	$0	$0	$29,499	$0	$174,818

Shane Chambers	$0	$0	$0	$0	$0

Tucker Lawrence	$378,969	$0	$136,876	$0	$2,308,399

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal year 2021 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable.

(2)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year.

(3)	None of the amounts in this column are included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal year 2021 or a prior fiscal year: Mr. Lissette, $320,139, Mr. Devore, $50,292, Mr. Kataria $15,463, Mr. Schreiber $174,818, and Mr. Lawrence $2,308,399.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 2, 2022, the last day of fiscal year 2021, with respect to the shares of our Class A Common Stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the Utz Brands, Inc. 2020 Omnibus Equity Incentive Plan and the ESPP.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,889,541 (2)	16.34 (3)	10,277,157	(4)

Equity compensation plans not approved by security holders	—	—	—

Total	1,879,837	—	10,277,157	(5)

(1)	Excludes purchase rights accruing as of January 2, 2022 under the ESPP.

(2)

Includes 286,268 shares subject to outstanding stock options, 1,462,684 shares subject to outstanding RSUs (including 1,335,914 shares subject to 2020 LTIP RSUs that settled on January 3, 2022) and 140,589 shares issuable under outstanding performance shares units based on an assumed target performance, unless performance is otherwise known.

(3)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units and performance share units have no exercise price.

(4)

Includes shares available for future issuance under the ESPP. As of January 2, 2022, an aggregate of 1,371,406 shares of Class A Common Stock were available for future issuance under the ESPP, including shares subject to purchase during the current purchase period.

(5)	As of January 2, 2022, 8,905,751 shares and 1,371,406 shares were available for future issuance under the 2020 Omnibus Equity Incentive Plan and the ESPP, respectively.

44

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  DIRECTOR COMPENSATION IN FISCAL 2021

DIRECTOR COMPENSATION IN FISCAL 2021

In fiscal year 2021, we maintained a board of directors compensation program which was designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our securities to further align their interests with those of our stockholders. The program provides the following compensation for non-employee directors:

∎	An annual cash retainer of $75,000;

∎

An annual cash retainer of $40,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee; and

∎

An equity retainer with a value of $125,000 upon such director’s election to office, payable in the form of restricted stock units, granted in connection with each annual meeting of stockholders that vests on the earlier of the one-year anniversary of the grant and the next annual meeting of stockholders. Employee directors receive any equity compensation in connection with their employment and not as a Director.

All cash retainers will be payable quarterly in arrears.

For 2020 and 2021, Messrs. Deromedi and Giordano agreed to waive their director compensation with respect to their service as non-employee directors. Beginning in 2022, Messrs. Deromedi and Giordano will receive compensation for their service on the Board. Additionally, the Compensation Committee has approved an annual cash retainer for the Chairman of the Board in an amount equal to $90,000, in addition to his base cash retainer. As our employees, Messrs. Rice and Lissette will not be eligible for such retainer and other compensation paid to non-employee directors so long as they remain employed by us.

The table below sets forth information regarding director compensation for the fiscal year ended January 2, 2022.

NAME	FEES EARNED OR PAID IN CASH ($)		STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Roger Deromedi	$—		$—	$—	$—

Michael Rice	175,000	(2)	—	—	175,000

John Altmeyer	85,000		125,000	—	210,000

Timothy Brown	75,000		125,000	—	200,000

Christina Choi	75,000		125,000	—	200,000

Antonio Fernandez	75,000		125,000	—	200,000

Jason Giordano	—		—	—	—

B. John Lindeman	75,000		125,000	—	200,000

Craig Steeneck	115,000		125,000	—	240,000

(1)

Amounts set forth in this column represent the aggregate grant date fair value of equity awards granted to each director, in accordance with Accounting Standards Codification Topic No. 718. For a discussion of the assumptions made in such valuation of the equity awards reported in this column with respect to fiscal year 2021, see Note 1 “Operations and Summary of Significant Accounting Policies” to our audited financial statements for the fiscal year ended January 2, 2022, included in our Annual Report on Form 10-K.

(2)	Mr. Rice received an annual salary of $175,000 for his service as Chairman Emeritus and Special Advisor of the Company.

2022 PROXY STATEMENT 45

EXECUTIVE AND DIRECTOR COMPENSATION  ∎  CEO PAY RATIO

CEO PAY RATIO

As required by SEC rules, we are providing the following information about the ratio of the total annual compensation of our Chief Executive Officer, Dylan Lissette, and the total annual compensation of our median employee. We believe our Chief Executive Officer pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For fiscal year 2021, our last completed fiscal year:

∎	Total Annual Compensation of our Chief Executive Officer was $1,072,808

∎	Total Annual Compensation of our Median Employee was $47,567

Based on this information, for fiscal year 2021, the estimated ratio of the compensation of Mr. Lissette, our Chief Executive Officer, and the Median Employee was 23 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

1.

We determined that as of December 31, 2021 we had 3,717 full-time, part-time, and seasonal employees excluding Mr. Lissette. In determining the identity of our median employee, we excluded 173 employees employed by our recent acquisition, R.W. Garcia, as this company was acquired in early December. Removal of those employees netted a remaining population of 3,544 from which to choose the median employee. We selected December 31, 2021, which is within the last three months of fiscal year 2021, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

2.

To determine the median employee, we used base salary and wages paid to our employee population as our consistently applied compensation measure. We annualized compensation for any full or part-time employees who were employed at year-end but did not work during the entire year. No cost-of-living or other adjustments were made to compensation. Using this methodology, we determined that the median employee was a non-exempt, full-time associate.

3.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of- living adjustments in identifying the “median employee.

4.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2) of Regulation S-K, resulting in annual total compensation of $47,567.

5.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

The CEO pay ratio presented above is a reasonable estimate calculated in a manner consistent with the SEC rules. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio may not be comparable to the pay ratios reported by other companies.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  ∎  BENEFICIAL OWNERSHIP TABLE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock and our Class V Common Stock as of March 14, 2022.

The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of any class of our Common Stock, (2) each of our named executive officers and directors and (3) all of our executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including any additional securities obtainable within 60 days through the exercise of options, warrants or other purchase rights.

The beneficial ownership of shares of our Common Stock is based on the following outstanding shares as of March 14, 2022: (i) an aggregate of 78,597,175 shares of Class A Common Stock and (ii) 59,349,000 shares of our Class V Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. No director or executive officer has pledged any of the shares or units disclosed below. Unless otherwise noted, the business address of each of the following entities or individuals is 900 High Street, Hanover, PA 17331.

NAME	CLASS A COMMON STOCK	% OF CLASS A COMMON STOCK	CLASS V COMMON STOCK(1)	% OF CLASS V COMMON STOCK	% OF TOTAL VOTING POWER(2)

DIRECTORS AND NAMED EXECUTIVE OFFICERS

John Altmeyer(3)	30,095	*	—	—	*

Timothy Brown(4)	30,095	*	—	—	*

Christina Choi(5)	10,095	*	—	—	*

Roger Deromedi(6)	7,006,240	8.65%	—	—	4.99%

Antonio Fernandez(7)	214,128	*	—	—	*

Jason Giordano(8)	5,361,078	6.66%	—	—	3.83%

B. John Lindeman(9)	15,675	*	—	—	*

Dylan Lissette(10)	994,229	1.26%	—	—	*

Michael Rice	—	*	—	—	*

Craig Steeneck(11)	262,595	*	—	—	*

Pamela Stewart(12)	2,574	*	—	—	*

Cary Devore	107,803	*	—	—	*

Ajay Kataria	73,035	*	—	—	*

Mark Schreiber(13)	88,102	*	—	—	*

Shane Chambers	764	*	—	—	*

Tucker Lawrence	86,884	*	—	—	*

All Directors and Executive Officers as a Group (19 persons)(14)	14,320,780	17.26%	—	—	10.06%

2022 PROXY STATEMENT 47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  ∎  BENEFICIAL OWNERSHIP TABLE

NAME	CLASS A COMMON STOCK	% OF CLASS A COMMON STOCK	CLASS V COMMON STOCK(1)	% OF CLASS V COMMON STOCK	% OF TOTAL VOTING POWER(2)

5% OWNERS

BAMCO Inc.(15)	4,805,283	6.11%			3.48%

Chinh Chu(16)	8,028,380	9.85%	—	—	7.75%

Champlain Investment Partners, LLC(17)	5,507,975	7.01%			3.99%

JPMorgan Chase & Co.(18)	5,033,578	6.40%	—	—	3.65%

Neuberger Berman Group, LLC(19)	4,382,769	5.58%	—	—	3.18%

Series R of UM Partners, LLC(20)	150,000	*	8,902,350	15.00%	6.56%

Series U of UM Partners, LLC(20)	850,000	*	50,446,650	85.00%	37.19%

T. Rowe Price Associates, Inc.(21)	7,390,339	9.40%	—	—	5.36%

The Vanguard Group(22)	6,307,658	8.03%	—	—	4.57%

*	less than one percent.

(1)

Class V Common Stock entitles the holder thereof to one vote per share. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of UBH, dated August 28, 2020 (the “Third Amended and Restated Limited Liability Company Agreement”), the common units representing limited liability company interests of UBH following the Business Combination (the “Common Company Units”), together with an equal number of shares of Class V Common Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis.

(2)

Represents percentage of voting power of the holders of our Class A Common Stock and Class V Common Stock voting together as a single class. See “Questions and Answers About Our Annual Meeting — Who can vote at the Annual Meeting?”

(3)	Represents 25,703 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(4)	Represents 25,703 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(5)	Represents 5,703 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(6)

Represents (i) 3,293,666 shares of Class A Common Stock and 2,400,000 shares of Class A Common Stock issuable up exercise of Private Placement Warrants (as defined below) held by the Roger K. Deromedi Revocable Trust Dated 2/11/2000 Amended and Restated 11/9/2011 (the “Revocable Trust”), (ii) 360,000 shares of Class A Common Stock held by the Roger K. Deromedi Irrevocable Generation Skipping Trust dated October 1, 2020, Sandra E. Deromedi, Trustee, FBO Sandra E. Deromedi (the “Irrevocable Trust”), (iii) 950,000 shares of Class A Common Stock held by the Roger K. Deromedi Irrevocable Grantor Retained Annuity Trust dated 11/01/2021 (the “GRAT”) and (iv) 2,574 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022. Mr. Deromedi is the trustee of the Revocable Trust and GRAT and has voting and dispositive power of the securities held by such entities and Mr. Deromedi’s spouse is the trustee of the Irrevocable Trust and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Deromedi may be deemed to have or share beneficial ownership of such securities.

(7)	Represents 209,736 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(8)

Represents 3,438,504 shares of Class A Common Stock (including 712,796 shares of Class A Common Stock held jointly with his spouse) and 1,920,000 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Does not include any indirect interest in securities held by CC Collier Holdings, LLC.

(9)	Represents 11,283 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(10)

Represents (i) 94,229 shares of Class A Common Stock and (ii) 900,000 shares of Class A Common Stock held by The Rice Family Foundation, a 501(c)(3) nonprofit organization, of which Stacie R. Lissette is the Trustee. Stacie R. Lissette is the spouse of the Mr. Lissette, and is the daughter of Michael W. Rice, a member of the Company Board. The business address of the Rice Family Foundation is P.O. Box 229, Hanover, PA 17331.

(11)	Represents 258,203 shares of Class A Common Stock and 4,392 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(12)	Represents 2,574 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(13)

Represents (i) 87,402 shares of Class A Common Stock and (ii) 700 shares of Class A Common Stock held in a trust for the benefit of Mr. Schreiber and his spouse. Mr. Schreiber and his spouse are trustees of the trust. Mr Schreiber disclaims beneficial ownership of the securities held by the trust, and this is not an admission that he is the beneficial owner of these securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(14)

Represents 9,966,706 shares of Class A Common Stock, 4,320,000 shares of Class A Common Stock subject to Private Placement Warrants and 34,074 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 14, 2022.

(15)

Represents shares of Class A Common Stock beneficially owned by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron, based solely on information reported on a Schedule 13G/A filed with the SEC on February 14, 2022, indicating that BCG beneficially owns 4,805,283 shares of Class A Common Stock for which BCG possesses shared voting and dispositive power. BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(16)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 11, 2022 by Collier Creek Partners LLC, Chinh E. Chu and Jason K. Giordano, represents 5,148,380 shares of Class A Common Stock and 2,880,000 shares of Class A Common Stock issuable up exercise of Private Placement Warrants held by CC Collier Holdings, LLC as of December 31, 2021. CC Collier Holdings, LLC is the record holder of such securities. Chinh E. Chu has sole voting and investment discretion with respect to the securities held of record by CC Collier Holdings, LLC. Mr. Chu, disclaims beneficial ownership over any securities owned by CC Collier Holdings, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Mr. Chu served as a member of the Board of Directors of Collier Creek until the closing of the Business Combination. The business address of CC Collier Holdings, LLC is 200 Park Avenue, 58th Floor, New York, New York 10166.

(17)

Represents shares of Class A Common Stock beneficially owned by Champlain Investment Partners, LLC (“Champlain”), based solely on information reported on a Schedule 13G filed by Champlain with the SEC on February 11, 2022, indicating that as of December 31, 2021, Champlain had sole voting power with respect to 4,292,550 shares of Class A Common Stock and sole dispositive power with respect to 5,507,975 shares of Class A Common Stock. The address of Champlain is 180 Battery St., Burlington, Vermont 05401.

48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  ∎  CHANGE IN CONTROL

(18)

Represents shares of Class A Common Stock beneficially owned by JPMorgan Chase & Co (“JPM”), based solely on information reported on a Schedule 13G filed by JPM with the SEC on January 28, 2022, indicating that as of December 31, 2021, JPM had 4,824,091 shares for which JPM possesses sole voting power and 5,033,162 shares for which JPM possesses sole dispositive power. The address of JPM is 383 Madison Avenue, New York, New York 10179.

(19)

Represents shares of Class A Common Stock beneficially owned by Neuberger Berman Group LLC, on behalf of itself and certain of its affiliates (collectively, “Neuberger Berman”), based solely on the Schedule 13G/A filed by Neuberger Berman with the SEC on February 14, 2022, indicating that as of December 31, 2021 Neuberger Berger had shared voting power with respect to 4,324,112 shares of Class A Common Stock and shared dispositive power with respect to 4,382,769 shares of Class A Common Stock. The business address of Neuberger Berman is 1290 Avenue of the Americas, New York, NY 10104.

(20)

Represents an aggregate of 1,000,000 shares of Class A Common Stock and 59,349,000 shares of Class A Common Stock issuable upon the conversion of certain Common Company Units retained by the Continuing Members at the closing of the Business Combination and the surrender and cancellation of a corresponding number of shares of Class V Common Stock. UM Partners, LLC is a series LLC, consisting of two separate protected series, each of which has separate members, managers, ownership interests, assets, debts, liabilities, obligations and expenses. The boards of managers of each of Series U of UM Partners LLC and Series R of UM Partners LLC consist of five members and act by majority approval. Each of the members of the boards of managers of Series U of UM Partners LLC and Series R of UM Partners LLC disclaims beneficial ownership of any of our shares of Class V Common Stock, other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly.

(21)

Represents shares of Class A Common Stock beneficially held by T. Rowe Price Associates, Inc. (“Price Associates”), based solely on the Schedule 13G/A filed by Price Associates with the SEC on February 14, 2022, indicating that Price Associates had sole voting power with respect to 1,918,027 shares of Class A Common Stock and sole dispositive power with respect to 7,390,339 shares of Class A Common Stock as of December 31, 2021. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(22)

Represents shares of Class A Common Stock beneficially owned by The Vanguard Group, Inc., on behalf of itself and certain of its affiliates (collectively, “Vanguard”), based solely on the Schedule 13G/A filed by Vanguard with the SEC on February 10, 2022, indicating that Vanguard had shared voting power with respect to 112,646 shares of Class A Common Stock, sole dispositive power with respect to 6,147,718 shares of Class A Common Stock, and shared dispositive power with respect to 159,940 shares of Class A Common Stock as of December 31, 2020. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Change in Control

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the year ended January 2, 2022, except for the following (i) Craig D. Steeneck filed a late Form 4 on January 15, 2021 with respect to the exercise of warrants to purchase Class A Common Stock of the Issuer on January 12, 2021 and (ii) CC Collier Holdings, LLC and Chinh Chu each filed a late Form 4 on November 16, 2021 with respect to the exercise of warrants to purchase Class A Common Stock of the Issuer on January 8, 2021. These late filing were unintentional and due to administrative oversight.

2022 PROXY STATEMENT 49

RELATED PARTY TRANSACTIONS  ∎  SAGEWORTH TRUST COMPANY PROFIT SHARING/401(K) PLAN ADVISORY SERVICES

RELATED PARTY TRANSACTIONS

Sageworth Trust Company Profit Sharing/401(k) Plan Advisory Services

On January 1, 2011, Utz Quality Foods, Inc. entered into an engagement letter with Sageworth Trust Company (“Sageworth Trust”) for fiduciary services in connection with the Utz Quality Foods, Inc. Profit Sharing/401(k) Plan (the “Profit Sharing Plan”). Timothy P. Brown is the Founder and Chief Executive Officer of Sageworth Trust. Sageworth Trust provided plan design, investment and similar services under the engagement letter. On July 31, 2019, Utz Quality Foods and Sageworth Trust entered into a new engagement letter (“October 1, 2019 Engagement Letter”), which became effective October 1, 2019 and replaced a January 1, 2011 engagement letter. Under the October 1, 2019 Engagement Letter, the services provided by Sageworth Trust to the Profit Sharing Plan and its sponsor remained substantially the same as under the 2011 engagement letter. Under the October 1, 2019 Engagement Letter, UBH was required to pay Sageworth Trust $35,000 each calendar quarter during the term, plus out-of-pocket expenses. Fees for fiscal year 2020 under the October 1, 2019 Engagement Letter were equal to $161,000, which included out-of-pocket expenses.

In May of 2021, Utz Brands, Inc. and Sageworth Trust entered into a new engagement letter (the “Current Engagement Letter”) which replaced the October 1, 2019 Engagement Letter. Under the Current Engagement Letter, effective in the third quarter of 2021, Utz pays Sageworth Trust an amount equal to 0.01% of the plan assets under management per fiscal quarter, plus out of pocket expenses. In connection with the services provided by Sageworth Trust with respect to the Profit Sharing Plan during fiscal year 2021, Utz paid Sageworth Trust $123,000.

Third Amended and Restated Limited Liability Company Agreement

On the Closing Date, the existing second amended and restated limited liability company agreement of UBH was further amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement.

Rights of the Units

Following the Closing, the Common Company Units are entitled to share in the profits and losses of UBH and to receive distributions as and if declared by our managing member and have no voting rights.

The Third Amended and Restated Limited Liability Company Agreement contains provisions which require that a one-to-one ratio is maintained between interests held by us in UBH and our Common Stock outstanding, subject to certain exceptions (including in respect of management equity which has not been settled in our Common Stock). In addition, the Third Amended and Restated Limited Liability Company Agreement permits us, in our capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the Continuing Members’ exchange rights (described below).

We, as the managing member of UBH, have the authority to create new equity interests in UBH, and establish the rights and privileges of such interests.

Management

We, as the managing member of UBH following the Closing, have the sole authority to manage the business and affairs of UBH in accordance with the Third Amended and Restated Limited Liability Company Agreement or applicable law. The business, property and affairs of UBH is managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Distributions

Immediately following the Closing, our Board of Directors adopted a distribution policy in respect of UBH, pursuant to which we, as the managing member of UBH, will declare quarterly ordinary distributions and tax distributions, out of available cash, available borrowings and other funds legally available therefor, unless prohibited by applicable law and subject to applicable restrictions in UBH’s bank financing agreements. The Third Amended and Restated Limited Liability Company Agreement provides for quarterly ordinary distributions as well as quarterly tax distributions, in each case payable in accordance with the

50

RELATED PARTY TRANSACTIONS  ∎  THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Third Amended and Restated Limited Liability Company Agreement and UBH’s distribution policy, to the holders of Common Company Units on a pro rata basis based upon, with respect to tax distributions, an agreed-upon formula related to the taxable income of UBH allocable to holders of Common Company Units. Generally, these tax distributions will be computed based on our estimate of the taxable income of UBH allocable to each holder of Common Company Units (based on certain assumptions) multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in Pennsylvania or a U.S. corporation (whichever is higher), taking into account all jurisdictions in which we are required to file income tax returns and the relevant apportionment information and the character of UBH’s income, subject to various adjustments. Distributions, including tax distributions, will be made to holders of Common Company Units on a pro rata basis.

Upon the liquidation or winding up of UBH, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Common Company Units on a pro rata basis.

Transfer Restrictions

The Third Amended and Restated Limited Liability Company Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Common Company Units for Class A Common Stock.

Exchange of Common Company Units for Class A Common Stock

The Continuing Members will, up to twice per calendar quarter in the aggregate, be able to exchange all or any portion of their Common Company Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged Common Company Units by delivering a written notice to UBH, with a copy to Utz; provided that no holder of Common Company Units may exchange less than 100,000 Common Company Units in any single exchange unless exchanging all of the Common Company Units held by such holder at such time, subject in each case to the limitations and requirements set forth in the Third Amended and Restated Limited Liability Company Agreement regarding such exchanges. Notwithstanding the foregoing, we may, at our sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Company Units surrendered for exchange, pay an amount in cash per Common Company Unit equal to the 5-day volume weighted average price (“VWAP”) of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Company Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless we elect to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Company Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Company Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Common Company Unit holder will be entitled to receive such security, securities or other property.

Restrictions on Exchange

We may limit the rights of holders of Common Company Units to exchange their Common Company Units under the Third Amended and Restated Limited Liability Company Agreement if we determine in good faith that such restrictions are necessary so that UBH will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

UBH will reimburse all of our expenses in connection with our ownership and management of UBH and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement).

Tax Receivable Agreement

On the Closing Date, we entered into the Tax Receivable Agreement with the Continuing Members (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, we are required to pay to the Continuing Members or exchanging holders of Common Company Units, as applicable, 85% of the tax savings that we realize as a result of increases in tax basis in

2022 PROXY STATEMENT 51

RELATED PARTY TRANSACTIONS  ∎  TAX RECEIVABLE AGREEMENT

UBH’s assets as a result of the sale of Common Company Units for the cash consideration paid to the Continuing Members at the Closing, the purchase and redemption of the common units and preferred units in the Continuing Members and the future exchange of the Common Company Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain other tax attributes of UBH and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.

Investor Rights Agreement

On the Closing Date, we entered into an Investor Rights Agreement with the Continuing Members, the Sponsor Parties and the Sponsor Representative. That Agreement was amended on October 21, 2021 in anticipation of the appointment of an eleventh Board Member.

Director Appointment

Under the Investor Rights Agreement, subject to certain step down provisions, the Continuing Members have the right to nominate five Continuing Member Nominees to be board members and the Sponsor or Sponsor Representative, as applicable, has the right to nominate five Sponsor Nominees to be board members. The five Continuing Members Nominees and the five Sponsor Nominees comprise our Board of Directors appointed in connection with the domestication of Collier Creek. In January of 2022, one additional independent Director was added to the Board. One Continuing Member Nominee and two Sponsor Nominees were nominated as Class II Directors with terms ending at our 2022 Annual Meeting, and the newly appointed indepenent Director was added to Class II; two Continuing Member Nominees and two Sponsor Nominees were nominated as Class III Directors with terms ending at our 2023 Annual Meeting, and two Continuing Member Nominees and one Sponsor Nominee were nominated as Class I Directors with terms ending at our 2021 Annual Meeting. The terms of the Class I Directors was extended via stockholder vote at the 2021 Annual Meeting and now expire at the 2024 Annual Meeting.

Voting

Under the Investor Rights Agreement, the Sponsor and the Continuing Member have agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees of each of the Continuing Members and the Sponsor or the Sponsor Representative, as applicable. Per the October 21, 2021 Amendment to the Investor Rights Agreement, all Board votes must include one member of the Sponsor and Continuing Member Nominees to pass.

Certain Consent Rights

For so long as the Continuing Members (together with their permitted transferees) hold economic interests in UBH and the Company (without duplication) representing more than 50% of the economic interests held by the Continuing Members immediately after the Closing (subject to certain restrictions), the Continuing Members have a consent right over (i) any direct or indirect sale (including by way of merger, consolidation, transfer, sale or other business combination) of greater than 50% of our property, assets or voting securities or greater than 50% of the property, assets or voting securities of UBH or Utz Quality Foods, (ii) any liquidation or dissolution of the Company, UBH or Utz Quality Foods, (iii) modifications to our charter or bylaws that materially and adversely impact the Continuing Members in their capacity as our stockholders or equityholders of UBH, (iv) moving the Company or any of its consolidated subsidiaries’ headquarters from Hanover, PA, or (v) changing the name of the Company or any of its consolidated subsidiaries.

Registration Rights

The Investor Rights Agreement terminated the Original Registration Rights Agreement that was entered into by Collier Creek, the Sponsor and certain independent directors of Collier Creek on October 4, 2018 in connection with the IPO.

Under the Investor Rights Agreement, the Continuing Members and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) are entitled to make unlimited written demands for registration under the Securities Act of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock (or $35,000,000 in shares of Class A Common Stock for a fully marketed offering). In addition, subject to certain exceptions, the Continuing Members and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) will be entitled to request in writing that we register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” On September 1, 2021, the Company filed a Form S-3 short form registration. Subject to certain customary

52

RELATED PARTY TRANSACTIONS  ∎  INVESTOR RIGHTS AGREEMENT

exceptions, if any time after the Closing, we propose to file a registration statement under the Securities Act with respect to our securities, we will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of shares of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other of our security holders with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. We have customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of our security holders will agree to lockup restrictions on the same basis as our directors and executive officers.

Under the Investor Rights Agreement, we have agreed to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders have agreed to indemnify us and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Information Access

Under the Investor Rights Agreement, we agree that directors may share any information concerning us and our subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.

Termination

The director appointment and voting rights under the Investor Rights Agreement will terminate as to a party when such party (either the Continuing Members or the Sponsor and the Founder Holders, as a group), no longer has the right to appoint a director (which occurs when such group has less than 15% of the economic interests in the Company and UBH that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of our Common Stock when such holder ceases to hold any such Common Stock or securities exercisable or exchangeable for such Common Stock.

Standstill Agreement

On the Closing Date, we entered into the Standstill Agreement, dated August 28, 2020 (“Standstill Agreement”), with the Continuing Members, the Sponsor, the Founder Holders and certain related parties of the Continuing Members.

Under the Standstill Agreement, the Continuing Members and certain related parties of the Continuing Members agreed that until the third anniversary of the Closing Date, or August 28, 2023, that they shall not acquire or attempt to acquire any additional Common Stock in excess of 55.8% of the voting power of our Common Stock on a fully-diluted basis, subject to certain exceptions. Under such agreement, the Continuing Members, certain related parties of the Continuing Members, the Sponsor and the Founder Holders agreed that (i) until such parties are no longer able to designate a director to our Board of Directors pursuant to the Investor Rights Agreement, such parties shall not solicit proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by our Board of Directors or to approve stockholder proposals related thereto; and (ii) until the annual meeting of stockholders held by us after the third anniversary of the completion of the Business Combination, or August 28, 2023, such parties shall not take certain actions contrary to our governance structure other than in accordance with the Investor Rights Agreement.

Sponsor Side Letter Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor, the Founder Holders, and Collier Creek’s independent directors entered into the Sponsor Side Letter Agreement with Collier Creek. Under the Sponsor Side Letter Agreement, 2,000,000 Class B Ordinary Shares of Collier Creek held by the Sponsor and Collier Creek’s independent directors were automatically converted into 1,000,000 shares of Series B-1 Common Stock and 1,000,000 shares of Series B-2 Common Stock, which, collectively, form our Class B Common Stock, and all such Class B Common Stock is referred to herein as the “Restricted Sponsor Shares.” Under the Sponsor Side Letter Agreement, the Restricted Sponsor Shares which are shares of Series B-1 Common Stock will automatically convert into shares of Class A Common Stock upon the vesting of the Restricted Company Units held by us which vest upon the achievement of at least a $12.50 3-day VWAP which dollar threshold will be decreased by the aggregate amount of dividends per share paid by us after the Closing (including any vesting of such units in connection with a qualifying change of control or liquidation) and the Restricted Sponsor Shares which are shares of Series B-2

2022 PROXY STATEMENT 53

RELATED PARTY TRANSACTIONS  ∎  SPONSOR SIDE LETTER AGREEMENT

Common Stock will automatically convert into shares of Class A Common Stock upon the vesting of the Restricted Company Units held by us which vest upon the achievement of at least a $15.00 3-day VWAP which dollar threshold will be decreased by the aggregate amount of dividends per share paid by us after the Closing (including any vesting of such units in connection with a qualifying change of control or liquidation). Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the Closing and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the 10-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration, and will not be entitled to receive any catch-up payment in respect of such Restricted Sponsor Shares. Our Board of Directors determined that the vesting thresholds applicable to the Restricted Sponsor Shares had been satisfied as of Closing and, accordingly, all of the Restricted Sponsor Shares vested upon Closing and the same number of shares of Class A Common Stock were issued in lieu thereof.

Statement of Policy Regarding Transactions with Related Persons

Upon the Closing of the Business Combination, we adopted a formal written policy, which provides that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to certain exceptions.

Indemnification of Directors and Officers

The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

54

Under Section 14A of the Exchange Act, Utz’s stockholders are entitled to cast an advisory vote to approve the compensation of Utz’s named executive officers, known as a “Say on Pay” vote. The stockholder vote is an advisory vote only and is not binding on Utz or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Utz’s executive compensation philosophy and practice continues to align pay with performance. Utz’s executive officers are compensated in a manner consistent with Utz’s business strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the “Compensation Discussion and Analysis” (“CD&A”) sections in this Proxy Statement, the compensation tables and the narrative discussion beginning on page 27 for additional details on Utz’s executive compensation program. Below are a few highlights of our pay-for-performance philosophy.

∎

Annual Cash Short-Term Incentive Award program based on the individuals’ contributions, as determined by the Individual Performance Factors (IPF) and our Company’s performance, measured by our Adjusted EBITDA (50%), Net Sales (30%), and our annual goals (20%).

∎	Equity incentive award program for the CEO and Executive Vice Presidents comprised of Performance Stock Units and Stock Options.

∎

Company defined annual goals through an Objectives, Goals, Strategies, Metrics (OGSM) system that cascades to all levels of leadership and supports our pay-for-performance philosophy on the Annual Bonus Program and on annual merit increases.

At the annual meeting, we are asking stockholders to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of Utz’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of the holders of a majority of the votes properly cast (for the avoidance of doubt, abstentions and broker non-votes are not counted as votes cast for or against such matter) is required for approval, on an advisory basis, of this proposal. Subject to the Board’s determination of the frequency of advisory votes to approve the compensation of Utz’s named executive officers in connection with the recommendation of our stockholders pursuant to Proposal No. 3, we expect that our next advisory vote to approve the compensation of Utz’s named executive officers will be at our 2023 Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING,

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

2022 PROXY STATEMENT 55

Under the Section 14A of the Exchange Act, at least every six years Utz stockholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, or to abstain from voting. Since this is the first year we are subject to the requirements of Section 14A of the Exchange Act, our stockholders have not previously cast an advisory vote on the frequency with which we should hold future non-bonding votes to approve executive compensation.

We are requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every 1 year, 2 years or 3 years. The Board of Directors and the Compensation Committee believe that annual votes will allow the Compensation Committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

Vote Required

The advisory vote regarding the frequency of the stockholder vote described in this proposal will be determined by a plurality of the votes cast. The frequency —“1 Year,” “2 Years” or “3 Years” — receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future non-binding votes to approve executive compensation. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” A FREQUENCY OF EVERY 1 YEAR

FOR HOLDING FUTURE NON-BINDING VOTES TO APPROVE EXECUTIVE COMPENSATION.

56

We are asking our stockholders to ratify the Audit Committee’s selection of Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending January 1, 2023. Grant Thornton has served as the independent registered public accounting firm for Utz since 2011.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection by our audit committee of Grant Thornton for our fiscal year ending January 1, 2023. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

THE SELECTION BY OUR AUDIT COMMITTEE OF GRANT THORNTON LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

2020 Change in Auditor

On August 28, 2020, the Audit Committee of the Board of Directors of the Company approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 3, 2021. At the 2021 Annual Meeting, the Stockholders voted to approve Grant Thornton’s continued retention through the year 2021 fiscal year ending January 2, 2022. Grant Thornton served as the independent registered public accounting firm of Utz prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Collier Creek, the name of the Company prior to the Business Combination, was informed on August 28, 2020 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following its completion of the Company’s review of the quarter ended June 30, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, Collier Creek.

The reports of Withum on Collier Creek’s balance sheet as of December 31, 2019 and December 31, 2018 and the consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from April 30, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a) (1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

2022 PROXY STATEMENT 57

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1) (v) of Regulation S-K under the Exchange Act).

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, Collier Creek and the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Collier Creek or the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 3, 2020, is incorporated as Exhibit 16.1 to the Company’s Annual Report on Form 10-K by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 3, 2020.

Audit, Audit-Related, Tax and All Other Fees

Grant Thornton, which served as our independent registered public accounting firm for the fiscal years ended January 2, 2022 and January 3, 2021, provided audit and tax services to us during those fiscal years. Prior to the Business Combination, Withum provided audit services to CCH and various consents associated with the Company’s Exchange Act filings. The following table presents fees for professional services rendered by our independent registered public accounting firms:

	2021	2020

Audit Fees(1)	1,932,836	1,537,707

Audit-Related Fees(2)	371,561	288,581

Tax Fees(3)	643,411	2,058,726

All Other Fees(4)	—	—

Total	2,947,808	3,885,014

(1)

Audit Fees. Audit fees include for the fiscal year ended January 3, 2021, fees of $1,537,707 for professional services rendered for the audit of the Company’s year-end financial statements, services that are normally provided by Grant Thornton in connection with regulatory filings, including services in connection with the review of the quarterly financial information included in the Company’s Exchange Act filings in 2020 following the Closing of the Business Combination, attendance at audit committee meetings, consents and other items related to SEC matters. Audit fees include for the fiscal year ended January 2, 2022, fees of $1,932,836 for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements, the review of quarterly financial information and the audit of internal controls over financial reporting required by the Sarbanes Oxley Act of 2002. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

(2)

Audit-Related Fees. Audit-Related Fees consist of fees for professional services that are related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” including the employee benefit plan audit and due diligence services provided in connection with potential and consummated acquisitions.

(3)

Tax Fees. Tax Fees consist of fees for professional services rendered with respect to federal and state tax compliance and tax advice. This can include preparation of tax returns, claims for refunds, payment planning, and tax law interpretation. Also, Tax Fees include amounts for tax consulting services related to the Business Combination and other consummated acquisitions.

(4)	All Other Fees. All Other Fees consist of fees for professional services or costs not otherwise reported in Audit Fees, Audit-Related Fees or Tax Fees.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

58

REPORT OF AUDIT COMMITTEE

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.” This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2021 and particularly with regard to the audited consolidated financial statements as of January 2, 2022.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, prior to the Closing of the Business Combination, the Audit Committee of the CCH Board of Directors met three times during 2020. Following the Business Combination and through the end of our fiscal year ended January 3, 2021, the Audit Committee of our Board of Directors met twice. In 2021, the Audit Committee met eight times.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 2, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended January 2, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 2, 2022 for filing with the SEC.

Craig Steeneck (Chair)

Antonio Fernandez

B. John Lindeman

2022 PROXY STATEMENT 59

REPORT OF AUDIT COMMITTEE  ∎  STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

The 2023 Annual Meeting of Stockholders is anticipated to be held in May 2023. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2023 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2023 Annual Meeting, must be received by our Corporate Secretary at our principal executive offices no later than November 23, 2022. However, if the 2023 Annual Meeting is held on a date more than 30 days before or after May 5, 2023 (the anniversary date of the 2022 Annual Meeting), stockholder proposals for the 2023 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.

If a stockholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in our Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the stockholder proposes to bring before the meeting. Written notice must be received by our Corporate Secretary no earlier than January 5, 2023 and no later than February 4, 2023. In the event that our 2023 Annual Meeting is more than 30 days before or more than 70 days after May 5, 2023 (the anniversary date of the 2022 Annual Meeting), the written notice must be delivered or received no later than the tenth day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to our Corporate Secretary at 900 High Street, Hanover, PA 17331, Attn: Corporate Secretary.

60

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the Annual Meeting?

Our 2022 Annual Meeting will be held for the following purposes:

1.	To elect four directors to serve as the Class II directors on the Board until the 2025 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an advisory recommendation to the Board of Directors to approve executive pay structure;

3.	To approve an advisory recommendation to the Board of Directors to approve executive pay frequency;

4.	To ratify the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 1, 2023; and

5.	To consider such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Who can vote at the Annual Meeting?

The close of business on March 14, 2022 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. We have two classes of common stock: Class A and Class V, each of which has one vote per share. The Class A Common Stock and Class V Common Stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents. On the record date, we had outstanding 76,481,833 shares of Class A Common Stock and 60,349,000 shares of Class V Common Stock.

How many shares must be present to conduct business at the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the Annual Meeting, the holders of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Based on the number of shares of Class A Common Stock and Class V Common Stock outstanding on March 14, 2022, the record date, shares representing 68,415,417 votes must be present at the Annual Meeting, virtually or by proxy to constitute a quorum. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for the purpose of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.

How do I vote?

The procedures for voting are as follows:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, on March 14, 2022, the record date, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting.

If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote at the Annual Meeting, even if you have already voted by proxy. The vote you cast at the Annual Meeting will supersede any previous votes that you may have submitted.

2022 PROXY STATEMENT 61

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.	To vote through the internet, go to www.proxypush.com/Utz and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on May 4, 2022.	To vote by telephone, dial toll- free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card or voting instruction form. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on May 4, 2022.

To vote in person, attend and vote at the virtual Annual Meeting by registering at

register.proxypush.com/utz. You will need the virtual control number included on your proxy card to register. Registered attendees will receive a meeting link an hour before the meeting begins.

——————————————————————————————————————————————————————————

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. Each beneficial owner of shares should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

How do I obtain a copy of this proxy statement?

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, many stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

How may I participate in the virtual Annual Meeting?

The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by registering at register.proxypush.com/utz. Registered attendees will receive a meeting link an hour before the meeting begins.

To access the Annual Meeting, you will need the control number found on your proxy card. If you are a holder of record and you have misplaced your virtual control number, please email the Company at tshea@utzsnacks.com

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on May 5, 2022. If you check in prior to 8:45 a.m., you will be placed on hold until the meeting site opens.

62

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend, especially in light of the ongoing COVID-19 pandemic and related social distancing requirements and recommendations, and improve our ability to communicate more effectively with our stockholders during the meeting.

What is the minimum vote required for each proposal to be approved?

At the Annual Meeting, stockholders will consider and act upon (1) the election of four Class II directors for terms expiring at the 2025 Annual Meeting of Stockholders, (2) the approval of an advisory recommendation to the Board of Directors to approve executive pay structure, (3) the approval of an advisory recommendation to the Board of Directors to approve executive pay frequency, and (4) the ratification of the selection by our audit committee of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 1, 2023; and (4) such other business as may properly come before the Annual Meeting.

With regard to Proposal No. 1 (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and therefore, the four nominees receiving the greatest (majority) number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast,” and therefore will have no effect on the outcome of Proposal No. 1.

With regard to Proposal Nos. 2 and 3 (Approval of Advisory Recommendations to the Board of Directors to approve Executive Pay Structure and Frequency), votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposals Nos. 2 or 3.

With regard to Proposal No. 4 (Ratification of the Selection of Independent Registered Public Accounting Firm), the affirmative vote of a majority of the votes cast is required to ratify the selection by our Audit Committee of Grant Thornton, LLP as our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2023, the Audit Committee of the Board will reconsider its selection.

Will my shares be voted if I do not provide voting instructions?

If you provide specific voting instructions on a properly completed and submitted proxy, then your shares will be voted as instructed.

If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR” all nominees listed in Proposal No. 1, “FOR” approval of the advisory recommendation to the Board of Directors to approve Executive Pay Structure in Proposal No. 2, “1 YEAR” as to frequency of Executive Pay Structure advisory vote in Proposal No. 3, and “FOR” the ratification of the selection by our Audit Committee of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the year ending January 1, 2023 in Proposal No. 4 and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, in favor of the ratification of the selection of our Audit Committee of Grant Thornton, LLP as our independent registered public accounting firm for the year ending January 1, 2023 in Proposal No. 4 and such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the

2022 PROXY STATEMENT 63

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.

If you do not provide your broker, trustee, or other nominee specific voting instructions, such firm will not have the authority to vote, and your shares will be considered broker non-votes with respect to Proposal Nos. 1-3. We urge you to provide voting instructions so that your shares will be votes.

Can I change my vote after I have voted?

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee. If you have obtained a voter instruction form from your broker, trustee, or other nominee that holds your shares giving you the right to vote the shares and you have your sixteen-digit control number, you may change your vote by attending the virtual Annual Meeting and voting electronically.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

What is the deadline to vote?

If you hold shares as the stockholder of record, your in-person vote by proxy must be received before the polls close at the virtual Annual Meeting. Phone and mail votes are due by 9:00 a.m. on May 5, 2022. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. The Current Report on Form 8-K will be available on the Internet at our website, investors.utzsnacks.com.

Who will pay for the cost of soliciting proxies?

We will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

What is “householding” and how does it affect me?

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of our proxy statement and included periodic reports to stockholders is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Utz Brands, Inc. 900 High Street, Hanover, Pennsylvania 17331, Attn.: Corporate Secretary or by contacting our Corporate Secretary by email at tshea@utzsnacks.com or by telephone at 312.933.9348. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.

64

ANNEX A  ∎  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ANNEX A

Reconciliation of Non-GAAP Financial Measures

($ IN MILLIONS)	52-WKS ENDED 1/2/22	53-WKS ENDED 1/3/21

Net (Loss) Income	$ 8.0	$(104.5)

Plus non-GAAP adjustments:

Income Tax Expense	8.1	3.7

Depreciation and Amortization	80.7	50.5

Interest Expense, Net	34.7	40.0

Interest Income (IO loans)(1)	(2.4)	(2.4)

EBITDA	129.1	(12.7)

Certain Non-Cash Adjustments(2)	11.6	3.2

Acquisition and Integration(3)	27.0	40.0

Business Transformation Initiatives(4)	24.5	8.8

Financing-Related Costs(5)	0.7	2.7

(Gain) loss on remeasurement of warrant liability(6)	(36.7)	91.9

Adjusted EBITDA	$156.2	$ 133.9

(1)

Interest Income from Independent Operator (“IO”) Loans refers to Interest Income that we earn from IO notes receivable that have resulted from our initiatives to transition from Route Sales Professional (“RSP”) distribution to IO distribution. (“Business Transformation Initiatives”). There is a Notes Payable recorded that mirrors the IO notes receivable, and the interest expense associated with the Notes Payable is part of the Interest Expense, Net adjustment.

(2)	Certain Non-Cash Adjustments are comprised primarily of the following:

∎

Incentive programs — Utz Quality Foods, LLC, our wholly-owned subsidiary, established the 2018 Long-Term Incentive Plan (the “2018 LTIP”) for employees in February 2018. The Company recorded income of $3.0 million for the Predecessor period from December 30, 2019 to August 28, 2020. The income was the result of the conversion rate of the 2018 LTIP Phantom Units into the 2020 LTIP RSUs. Expenses incurred for the 2018 LTIP are non-operational in nature and are expected to decline upon the vesting of the remaining phantom units from fiscal year 2018 and fiscal year 2019 at the end of fiscal year 2021. The phantom units under the 2018 LTIP were converted into the 2020 LTIP RSUs as part of the Business Combination. Additionally, the Company incurred $13.0 million and $10.6 million of share-based compensation for the Successor period from August 29, 2020 to January 3, 2021 and for fiscal 2021, respectively.

∎

Purchase Commitments and Other Adjustments — We have purchased commitments for specific quantities at fixed prices for certain of our products’ key ingredients. To facilitate comparisons of our underlying operating results, this adjustment was made to remove the volatility of purchase commitment related unrealized gains and losses.

∎	Asset Impairments and Write-Offs — There were no adjustments for impairments recorded in 2021 or 2020.

(3)

Adjustment for Acquisition and Integration Costs — This is primarily comprised of the following: (i) consulting, transaction services, and legal fees incurred for acquisitions and certain potential acquisitions; (ii) integration and restructuring costs related to recently completed acquisitions; and (iii) costs associated with reclaiming distribution rights from distributors. In 2021, acquisition related costs included $9.5 million of expense related to reclaiming distribution rights through purchases and terminations, in addition to $7.1 million expense for the three acquired entities and the evaluation of other potential acquisition targets. In 2020, the majority of charges are related to costs incurred for the Business Combination, the HK Anderson acquisition, and the Truco acquisition, and related integration expenditures where we incurred costs of $40.0 million.

(4)

Business Transformation Initiatives — This adjustment is related to consultancy, professional, and legal fees incurred for specific initiatives and structural changes to the business that do not reflect the cost of normal business operations. In addition, certain pre-Business Combination Rice/Lissette family-related costs incurred but not part of normal business operations, and gains realized from the sale of distribution rights to IOs and the subsequent disposal of trucks, offset by severance costs associated with the elimination of RSP positions, fall into this category. Additionally, in 2021, we incurred certain one-time costs of $3.3 million associated with the damage of a manufacturing facility, net of expected proceeds from insurance policies, and one-time expenses as a result of COVID-19 of $1.9 million. In 2021, total net cost was $24.5 million compared to $8.8 million net cost for the 2020. The increase in fiscal 2021 costs is primarily a result of the increased IO conversions, enhancements in our supply chain capabilities and costs associated with our transition of IT systems, including a new ERP.

(5)

Financing-Related Costs — These costs include adjustments for various items related to raising debt and preferred equity capital. In 2021, we incurred $0.7 million of expense compared to fiscal 2020 of $2.7 million. In 2020 we incurred $2.5 million of expenses related to a prepayment penalty for the pay-down of debt and in 2019.

(6)

(Gain) or loss related to the changes in the remeasurement of warrant liabilities are not expected to be settled in cash, and when exercised would result in a cash inflow to the Company with the Warrants converting to Class A Common Stock with the liability being extinguished and the fair value of the Warrants at the time of exercise being recorded as an increase to equity.

2022 PROXY STATEMENT A-1

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE- www.proxypush.com/utz Use the Internet to vote your proxy. Scan code below for mobile voting.

PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy.

MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 4, 2022.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends You Vote “FOR” Item 1.

1. Election of four Class II Directors to serve on the Company’s Board of Directors until the 2025 annual meeting of stockholders or until their successors are elected and qualified	a. Antonio F. Fernandez b. Michael W. Rice	c. Craig D. Steeneck d. Pamela Stewart	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the letter(s) of the nominee(s) in the box provided to the right)

The Board of Directors Recommends You Vote “FOR” Item 2. 2. Non-binding, advisory vote to approve Executive Compensation			☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends You Vote Every “1 Year” on Item 3. 3. Non-binding, advisory proposal on the frequency of holding future votes regarding Executive Compensation	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

The Board of Directors Recommends You Vote “FOR” Item 4.

4.   Ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our Independent registered public accounting firm for the year ending January 1, 2023

			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

    2022 PROXY STATEMENT

UTZ BRANDS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 5, 2022

9:00 a.m., ET

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•

Visit register.proxypush.com/utz on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 5, 2022.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, this proxy will be voted “FOR” Items 1 and 2, for the option of “1 Year” on Item 3, and “FOR” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Dylan B. Lissette and Theresa R. Shea, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

    2022 PROXY STATEMENT